Exhibit 10.22

PARTICIPATION AGREEMENT

This PARTICIPATION AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”), dated [●], 2018, is made by and among Studio City International Holdings Limited (formerly known as CYBER ONE AGENTS LIMITED), a business company limited by shares incorporated in the British Virgin Islands (the “Pre-Migration Company” and, following the proposed transfer by way of continuation (redomiciling) of the Pre-Migration Company as an exempted company with limited liability under the laws of the Cayman Islands, the “Company”), MSC Cotai Limited, a business company limited by shares incorporated in the British Virgin Islands (“Newco”), and New Cotai, LLC, a Delaware limited liability company (“New Cotai”). Any capitalized term used and not otherwise defined herein shall have the meaning given to it in Article I.

WHEREAS, New Cotai owns 72,511,760 Class A ordinary shares of the Pre-Migration Company, representing a 40% equity interest in the Pre-Migration Company (the “New Cotai Shares”), and MCE Cotai Investments Limited (“MCE Cotai”), a wholly-owned subsidiary of Melco Resorts & Entertainment Limited (“Melco”), owns 108,767,640 Class A ordinary shares of the Pre-Migration Company, representing a 60% equity interest in the Pre-Migration Company (the “MCE Cotai Shares”);

WHEREAS, the Pre-Migration Company, Newco, MCE Cotai, Melco, and New Cotai have entered into that certain Implementation Agreement, dated as of [●], 2018 pursuant to which, and subject to the premises thereof, Newco has agreed to enter into this Participation Agreement pursuant to which the Participant accedes to certain rights, interests, entitlements, and obligations as set forth in this Agreement (all of such rights, interests, entitlements, and obligations, together with those under the Tax Side Letter, the “Participation”);

WHEREAS, as set forth in the Implementation Agreement and subject to the premises thereof, the parties hereto have, among other things, agreed to take certain other actions in anticipation of the Continuation and the contemplated initial public offering (the “IPO”) by the Company of American Depositary Shares (“ADS”), each ADS representing a certain number of Class A Ordinary Shares; and

WHEREAS, the Boards of Directors of the Pre-Migration Company, Newco, and New Cotai have each approved this Agreement and determined that the transactions contemplated herein are in the best interests of the Pre-Migration Company, Newco, and New Cotai, as the case may be.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Adjusted Class A Ordinary Shares Amount” means, with respect to an Exchanged Participation Interest, a number of Class A Ordinary Shares equal to the product of (i) the Participation Percentage corresponding to such Exchanged Participation Interest and (ii) the number of Class A Ordinary Shares issued and outstanding immediately prior to the effectiveness of the Exchange of such Exchanged Participation Interest; provided that, for purposes of calculating the number of Class A Ordinary Shares issued and outstanding immediately prior to the effectiveness of the Exchange, any Adjustment Event the record date of which was prior to the effectiveness of such Exchange but which was effective after the effectiveness of such Exchange shall be deemed to have occurred immediately prior to the effectiveness of such Exchange with respect to such Exchanged Participation Interest for purposes of the above calculation.

“Adjustment Change” has the meaning set forth in Section 2.5(a) to this Agreement.

“Adjustment Change Calculations” has the meaning set forth in Section 2.5(a) to this Agreement.

“Adjustment Change Notice” has the meaning set forth in Section 2.5(a) to this Agreement.

An “Adjustment Event” shall be deemed to have occurred upon either of the following:

(i) the Company (a) paying (whether or not declared) a dividend on its outstanding Class A Ordinary Shares wholly or partly in Class A Ordinary Shares or making a distribution to all holders of its outstanding Class A Ordinary Shares wholly or partly in Class A Ordinary Shares, (b) splitting or subdividing its outstanding Class A Ordinary Shares, or (c) effecting a reverse share split, consolidation, or otherwise combining its outstanding Class A Ordinary Shares into a smaller number of Class A Ordinary Shares; or

(ii) the Company completing a Recapitalization.

“ADS” has the meaning set forth in the recitals to this Agreement.

“Affiliate” means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Average Class A Ordinary Share Price” means the volume-weighted average trading price of an ADS for the five (5)-trading day period immediately preceding (a) the date on which an Exchange Notice is delivered pursuant to Section 3.1(b), (b) the effective date of the applicable Mandatory Exchange pursuant to Section 3.1(e), or (c) the applicable date of determination pursuant to Section 2.7, Section 2.8, Section 3.1(a), or the definition of “Termination Event”, as the case may be, based on quotations as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such ADSs are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such ADSs are listed or admitted to trading, in each case, divided by the number of Class A Ordinary Shares that one ADS represents; provided that, for purposes of the definition of “Termination Event”, “five (5)-trading day period” shall be replaced with “twenty (20)-trading day period”.

“business days” means any day other than a Saturday, a Sunday or a day on which banking institutions in the United States, Hong Kong, Cayman Islands or British Virgin Islands are authorized by law, regulation or executive order to remain closed and, in the case of Hong Kong, other than a day on which a tropical cyclone warning No. 8 or above or a “black rainstorm warning signal” is hoisted or remains hoisted at any time between 9:00am and 5:00pm. If a date on which an event is to occur is a non-business day at a place at which the event is to occur, the event may be made at that place on the next succeeding day that is a business day, and no interest shall accrue on such payment for the intervening period.

“Cash Change of Control” means any Change of Control; provided that holders of the Class A Ordinary Shares or ADSs do not (i) receive (or have the right to receive) securities of a class that is registered under the Exchange Act in such Change of Control or (ii) retain (or have the right to retain) Class A Ordinary Shares or ADSs following such Change of Control.

“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the product of (i) the number of shares of Class A Ordinary Shares that would otherwise be delivered to a Participant in an Exchange pursuant to clauses (i) or (iv) of Section 3.1(e), and (x) in the case of a Cash Change of Control, the amount of cash consideration (and the fair market value, as determined by members of the Company’s board of directors that are disinterested in the transaction, of any non-cash consideration) per share each holder of Class A Ordinary Shares is to receive in the applicable Cash Change of Control, or (y) in the case of an Unsuitability Determination, the Average Class A Ordinary Share Price.

A “Change in Control” shall be deemed to have occurred upon:

(i) the sale, lease, or transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets (determined on a consolidated basis) to a Third Party; provided, that, for clarity and notwithstanding anything to the contrary, neither the approval of nor consummation of (A) a transaction treated for U.S. federal income tax purposes as a liquidation of Newco into the Company or a wholly-owned Subsidiary of the Company or (B) a merger or consolidation of Newco into the Company or a wholly-owned Subsidiary of the Company will constitute a Change in Control; or

(ii) a merger or consolidation (including by way of scheme of arrangement or plan of arrangement) of the Company with another Person in which the holders of Class A Ordinary Shares receive solely cash in exchange for their Class A Ordinary Shares; or

(iii) a merger or consolidation of the Company or any Subsidiary of the Company with any other person, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50.1% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) the acquisition, directly, or indirectly, by any Third Party (other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (b) a corporation or other entity owned, directly or indirectly, by all of the shareholders of the Company in substantially the same proportions as their ownership of shares in the Company) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least 50.01% of the aggregate voting power of the Voting Securities of the Company pursuant to a Tender Offer; provided, that the Company’s board of directors determines that such Tender Offer is in the best interests of the Company and its shareholders, approves such transaction and recommends to the shareholders of the Company that they tender their Equity Securities of the Company in such Tender Offer.

“Class A Ordinary Shares” means the Class A ordinary shares, par value US$0.0001 per share, of the Company.

“Class A Ordinary Shares Amount” means, with respect to an Exchanged Participation Interest, a number of Class A Ordinary Shares equal to the product of (i) the Participation Percentage corresponding to such Exchanged Participation Interest and (ii) the number of Class A Ordinary Shares issued and outstanding immediately prior to the effectiveness of the Exchange of such Exchanged Participation Interest.

“Class B Adjustment” has the meaning set forth in Section 2.4(g) to this Agreement.

“Class B Ordinary Shares” means the Class B ordinary shares, par value US$0.0001 per share, of the Company.

“Class B Ordinary Shares Amount” means, with respect to a Participant’s Participation Interest at any given time, the number of Class B Ordinary Shares equal to the product of (i) the Participation Percentage corresponding to such Participation Interest and (ii) the number of Class A Ordinary Shares issued and outstanding at such time.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Material Adverse Effect” means a material adverse effect on the Gaming License.

“Company Shareholders Agreement” means the Amended and Restated Shareholders’ Agreement by and among MCE Cotai, Melco, New Cotai, and the Company, to be entered into after the consummation of the Continuation pursuant to the Implementation Agreement.

“Commencement of Enforcement” means the commencement by any Person of any declaration, action, procedure or proceeding to enforce the rights of any representative or agent (including a trustee, collateral agent or security agent) or any lender(s) with respect to any Excluded Lien.

“Continuation” means the transfer by way of continuation of the Pre-Migration Company from the British Virgin Islands to the Cayman Islands as described in Section [1.1(f)] of the Implementation Agreement.

“Corresponding Class B Ordinary Shares Amount” means, (a) with respect to an Exchanged Participation Interest, a number of Class B Ordinary Shares equal to the product of (i) the number of aggregate Class B Ordinary Shares outstanding immediately prior to the effectiveness of the Exchange with respect to such Exchanged Participation Interest and (ii) the quotient of (x) such Exchanged Participation Interest divided by (y) the Total Participation Percentage, and (b) with respect to any Transfer of Participation Interest, a number of Class B Ordinary Shares equal to the product of (i) the number of aggregate Class B Ordinary Shares outstanding at the time of such Transfer of Participation Interest and (ii) the quotient of (x) such Participation Interest being transferred divided by (y) the Total Participation Percentage; provided that, to the extent that the Corresponding Class B Ordinary Shares Amount would include a fractional Class B Ordinary Share, such fractional amount shall be rounded up to one (1).

“Corresponding Payment” has the meaning set forth in Section 2.5(a) to this Agreement.

“Corresponding Securities” has the meaning set forth in Section 6.2(a) to this Agreement.

“Deemed Distributed Rights” has the meaning set forth in Section 2.8(a).

“Discount” has the meaning set forth in Section 6.4 to this Agreement.

“Dispute” has the meaning set forth in Section 7.10(a) of this Agreement.

“Dispute Notice” has the meaning set forth in Section 7.10(b) of this Agreement.

“Distributed Right” means any right, option, or warrant granted by the Company to all holders of its Class A Ordinary Shares to subscribe for, purchase, or otherwise acquire Class A Ordinary Shares, or other securities or rights convertible into, or exchangeable or exercisable for, Class A Ordinary Shares.

“Disputing Parties” has the meaning set forth in Section 7.10(c) of this Agreement.

“Enforcement of Excluded Lien” means any representative or agent (including a trustee, collateral agent or security agent) or any lender(s) (x) taking possession of, or (y) following a judgment, order, decree or similar judicial or governmental action to such effect that remains unstayed and in effect for 60 consecutive days or is final and non-appealable, becoming entitled to take possession of, the Participation Interest or Class B Ordinary Shares subject to an Excluded Lien or the Class A Ordinary Shares Amount related thereto.

“Equity Plan” means any compensation plan, agreement, or other arrangement that provides for the grant or issuance of equity or equity-based awards (including share options) and that is approved by the Company for the benefit of any of the employees of the Company, Newco, or any Subsidiaries or Affiliates of Newco or other service providers (including directors, advisers, and consultants), or the employees or other services providers (including directors, advisers, and consultants) of any of their respective Affiliates or Subsidiaries.

“Equity Securities” means, with respect to any Person, equity securities or any securities convertible into or exchangeable or exercisable for any equity securities of such Person. For the purposes of Article IV of this Agreement, any Distributed Rights are not included in the definition of Equity Securities.

“Exchange” has the meaning set forth in Section 3.1(a) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Date” has the meaning set forth in Section 3.1(b) of this Agreement.

“Exchange Notice” has the meaning set forth in Section 3.1(b) of this Agreement.

“Exchange Notice Withdrawal Date” has the meaning set forth in Section 3.1(b) of this Agreement.

“Exchange Right” has the meaning set forth in Section 3.1(a) of this Agreement.

“Exchanged Participation Interest” has the meaning set forth in Section 3.1(a) of this Agreement.

“Exchanging Participant” has the meaning set forth in Section 3.1(b) of this Agreement.

“Excluded Lien” means, solely with respect to New Cotai, a charge, pledge, encumbrance or security interest over New Cotai’s Participation Interest (and, if applicable, the Corresponding Class B Ordinary Shares Amount) granted by New Cotai to a Person in connection with the incurrence of New Cotai Debt, provided that (i) such charge, pledge, encumbrance or security interest shall be an Excluded Lien only for so long as New Cotai’s obligations and voting rights arising under or relating to this Agreement and the Class B Ordinary Shares are not impaired or limited by such charge, pledge, encumbrance or security interest and (ii) New Cotai satisfies all conditions under Section 7.1(b) of this Agreement at the time of the grant of such charge, pledge, encumbrance or security interest.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Gaming License” means the license, concession, subconcession, or other authorization from any Governmental Authority which authorizes, permits, concedes, or allows any Affiliate of the Company, the Company or any of its Subsidiaries, at the relevant time, to own or manage casino or gaming areas or operate casino games of fortune and chance, in each case, on the Company’s or any of its Subsidiaries’ premises.

“Governmental Authority” means (i) any court or tribunal in any jurisdiction (domestic or foreign) or any governmental or regulatory body (whether domestic, national, federal, state, provincial, municipal, local, foreign, or multinational), agency, department, commission, central bank, board, bureau, or other authority or instrumentality, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental body exercising, or entitled to exercise, any regulatory, administrative, executive, judicial, legislative, police, expropriation, or Tax authority under or for the account of any of the above.

“ICC Rules” has the meaning set forth in Section 7.10(d) of this Agreement.

“Impermissible Transfer” has the meaning set forth in Section 3.1(e) to this Agreement.

“Implementation Agreement” means the Implementation Agreement, dated as of [●], 2018, by and among the Pre-Migration Company, MCE Cotai, Melco, and New Cotai.

“Initial Calculations” has the meaning set forth in Section 2.5(a) to this Agreement.

“IPO” has the meaning set forth in the recitals to this Agreement.

“Joinder Agreement” shall have the meaning set forth in Section 7.1(a) of this Agreement.

“Lock-Out Period” means the period that ends on the date that is 180 days after the date of the prospectus relating to the IPO or, if earlier, another date that marks the end of the “Lock-Up Period” contained in the lock-up agreement that the applicable Participant entered into in connection with the IPO (such lock-up agreement, the “Lock-up Agreement”), including as a result of a full or partial waiver or termination of the lock-up restrictions contained in the Lock-up Agreement.

“Mandatory Contribution” has the meaning set forth in Section 6.1(a) of this Agreement.

“Mandatory Exchange” has the meaning set forth in Section 3.1(e) of this Agreement.

“MCE Cotai” has the meaning set forth in the recitals to this Agreement.

“MCE Cotai Shares” has the meaning set forth in the recitals to this Agreement.

“Melco” has the meaning set forth in the recitals to this Agreement.

“Minimum Exchange Participation Interest” means, with respect to a Participant, the portion of a Participation Interest such that, if such Participant exercised its Exchange Right for such portion, such Participant would receive the number of Class A Ordinary Shares representing 0.05% of the voting rights of the Voting Securities of the Company.

“Negotiation Period” has the meaning set forth in Section 2.5(c) of this Agreement.

“New Cotai” has the meaning set forth in the preamble to this Agreement.

“New Cotai Debt” means, solely with respect to New Cotai, any indebtedness of New Cotai used to amend, modify, restructure, extend or refinance all or any portion of the 10.625% Senior Pay-In-Kind Notes due 2019 issued by New Cotai and New Cotai Capital Corp., as may from time to time be amended, modified, restructured, extended or refinanced.

“New Cotai Shares” has the meaning set forth in the recitals to this Agreement.

“Newco” has the meaning set forth in the preamble to this Agreement.

“Newco Cash Distribution” has the meaning set forth in Section 2.2(a) of this Agreement.

“Newco Charter” has the meaning set forth in Section 6.3(a)(i) of this Agreement.

“Newco Employee” means an employee or director of (or any other service provider to) Newco or any of its Subsidiaries, including any employee of an Affiliate of Newco that provides services for the business and operations of Newco and its Subsidiaries, or the Company acting in such capacity; provided that any such employee of the Company is an executive officer of the Company and such employment is directly related to the Company’s status as the holder of the Newco Shares or the Company’s listing on the New York Stock Exchange.

“Newco In-Kind Distribution” has the meaning set forth in Section 2.2(b) of this Agreement.

“Newco Liquidation Date” has the meaning set forth in Section 2.2(c) of this Agreement.

“Newco Repurchase” has the meaning set forth in Section 6.2(c) of this Agreement.

“Newco Shares” means the ordinary shares, par value US$0.0001 per share, of Newco.

“Newco Share Issuance” means an issuance of shares by Newco to the Company in exchange for the contribution (or any deemed contribution) by the Company in accordance with this Agreement of all of the cash proceeds and/or property received by the Company (net of any underwriting fees, discounts, and selling commissions, or similar fees or related expenses, and costs) from (a) a public offering or a Person that is a Third Party, (b) a Person that is an Affiliate of the Company in a transaction between the Company and such Person that has been approved by members of the Company’s board of directors that are disinterested in the transaction, (c) the issuance of Class A Ordinary Shares or ADSs to a Person with respect to “assured entitlement” arrangements pursuant to Practice Note 15 of the Listing Rules of The Stock Exchange of Hong Kong Limited (as it may be amended from time to time), (d) the issuance of Class A Ordinary Shares or ADSs pursuant to an Equity Plan in accordance with Section 2.7, or (e) the issuance of Class A Ordinary Shares or ADSs in connection with the exercise of any Distributed Right.

“Notional Equity Securities” has the meaning set forth in Section 4.2(b) of this Agreement.

“Notified Party” means the Company, Newco, or any Affiliate of either or both.

“Objection Calculations” has the meaning set forth in Section 2.5(b) of this Agreement.

“Objection Period” has the meaning set forth in Section 2.5(b) of this Agreement.

“Offer” has the meaning set forth in Section 4.1 of this Agreement.

“Offer Notice” has the meaning set forth in Section 4.2 of this Agreement.

“Participant” means New Cotai in its capacity as the recipient of the Participation Interest under this Agreement and each other Person that becomes a party to this Agreement pursuant to Section 7.1(a).

“Participants Representative” means, at any given time (a) a member of the board of directors of the Company at such time that has been appointed by New Cotai pursuant to the Company Shareholders Agreement or (b) if there is no such member of the board of directors at the relevant time, the Participant that holds the greatest Participation Percentage at such time.

“Participation” has the meaning set forth in the recitals to this Agreement.

“Participation Interest” means, with respect to any Participant, such Participant’s interest in the Participation.

“Participation Percentage” means, with respect to each Participant, the number of percentage points represented by such Participant’s Participation Interest, subject to adjustment from time to time as set forth in this Agreement (it being understood that, after each such adjustment, the Participation Percentage, as so adjusted, shall be the Participation Percentage with respect to such Participant for purposes of this Agreement for any periods thereafter until the next adjustment as provided by this Agreement). As of the date of this Agreement and immediately prior to the IPO, the Participation Percentage of New Cotai is 66-2/3%.

“Participation Rights” has the meaning set forth in Section 2.8(a).

“Payment Notice” has the meaning set forth in Section 2.5(a) to this Agreement.

“Permitted Transferee” means any one or more investment funds or other entities directly or indirectly owned, managed or advised by Oaktree Capital Management, L.P. or Silver Point Capital, L.P. (for so long as the transferee continues to be directly or indirectly owned, managed, or advised by Oaktree Capital Management, L.P. or Silver Point Capital, L.P.).

“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association, or other entity or a Governmental Authority.

“Pre-Migration Company” has the meaning set forth in the preamble to this Agreement.

“Pro Rata Share” has the meaning set forth in Section 4.1 of this Agreement.

“Recapitalization” means, with respect to any Person, a merger, consolidation, business combination, scheme of arrangement, or plan of arrangement by a Person or with or into another Person or the transfer of all or substantially all of the Person’s assets to another Person, other than a Change in Control. For the avoidance of doubt, the Transfer Agreement and the transactions undertaken thereunder are not included in the definition of “Recapitalization”.

“Registration Rights Agreement” means the amended and restated registration rights agreement by and among the Company and the shareholders party thereto, to be entered into after the consummation of the Continuation pursuant to the Implementation Agreement.

“Registration Statement” means the Company’s registration statement on Form F-1 related to the IPO, initially filed with the Securities and Exchange Commission on [●], 2018 (File No. [●]).

“Relevant Review Event Date” has the meaning set forth in Section 3.1(e) of this Agreement.

“Reviewable Materials” has the meaning set forth in Section 2.5(c) of this Agreement.

“Review Event” means the requirement after the date hereof by a Governmental Authority having jurisdiction over the Company or any of its Subsidiaries (or any of their Affiliates holding a Gaming License) that the Participants exchange all Participation Interests for the Class A Ordinary Shares Amount or any notice by such Governmental Authority determining that the continued performance of this Agreement in accordance with its terms is not permitted (or, as permitted, is not viable) or that such continued performance could have a Company Material Adverse Effect.

“Rights Purchase Price” has the meaning set forth in Section 2.8(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Settlement Notice” has the meaning set forth in Section 3.1(c).

“Subsidiary” means, with respect to any Person:

(i) any corporation, association, or other business entity of which (i) more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers, or trustees of the corporation, association, or other business entity that is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) or (ii) the composition of its board of directors is directly or indirectly controlled by such Person; and

(ii) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests, or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special, or limited partnership interests or otherwise and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Tax” shall mean tax, levy, duty, or other charge or withholding of a similar nature imposed by a Governmental Authority (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Side Letter” has the meaning set forth in Section 7.9 to this Agreement.

“Tender Offer” means a tender offer under Rule 14e-1 of the Exchange Act.

“Termination Event” means the earlier of the time at which (a) the combined value of the Class A Ordinary Shares issuable if all Participants exercised their Exchange Rights with respect to the entirety of the remaining Participation Interests would no longer equal at least US$40,000,000 based on the Average Class A Ordinary Share Price or (b) the number of Class A Ordinary Shares issuable if all Participants exercised their Exchange Rights with respect to the entirety of the remaining Participation Interests would be less than 1.00% of the outstanding Class A Ordinary Shares.

“Third Party” means, with respect to a Person, any Person that is not an Affiliate of such Person. Unless the context otherwise requires, “Third Party” refers to a Third Party with respect to the Company.

“Third Party Expert” has the meaning set forth in Section 2.5(c) of this Agreement.

“Total Participation Percentage” means, at any time, the aggregate Participation Percentage represented by the Participation Interests held by the Participants at such time (it being understood that, after each adjustment to the Participation Percentage of a Participant pursuant to this Agreement, the Total Participation Percentage, determined after giving effect to such adjustment, shall be the Total Participation Percentage for purposes of this Agreement for any periods thereafter until the next adjustment as provided by this Agreement). As of the date of this Agreement and immediately prior to the IPO, the Total Participation Percentage is 66-2/3%.

“Transfer” means to transfer, sell, exchange, hypothecate, assign, charge, pledge, encumber, gift, convey (including in trust) or otherwise dispose of.

“Transfer Agreement” means the Transfer Agreement, dated as of [●], 2018, by and between the Pre-Migration Company and Newco.

“Unsuitable Person Determination” shall mean the receipt by Newco or any of its Subsidiaries or Affiliates of a written notice (an “Unsuitable Person Notice”) from a Governmental Authority to whose jurisdiction Newco, such Subsidiary or such Affiliate is subject, setting forth the name of a Person who is considered to be an Unsuitable Person; provided that a Review Event shall not constitute an Unsuitable Person Determination.

“Unsuitable Person” means a Person who (i) is determined by a Governmental Authority to be unsuitable to have any Participation Interest in Newco, whether directly or indirectly, (ii) causes Newco, the Company, or any of their respective Subsidiaries or Affiliates to lose or to be threatened by a Governmental Authority with the loss of any Gaming License, or (iii) in the sole discretion of the board of directors of the Company, is deemed likely to jeopardize Newco’s or any of its Subsidiaries’ or Affiliates’ application for, receipt of approval for, right to the use of, or entitlement to, any Gaming License, and “Unsuitability” and “Unsuitable” shall be construed accordingly.

“US$” and “U.S. dollars” mean the lawful currency of the United States of America.

“Voting Securities” mean any securities of the Company which are entitled to vote generally in matters submitted for a vote of the Company’s shareholders or generally in the election of the Company’s board of directors.

Section 1.2 Interpretation. In this Agreement, unless otherwise provided:

(a) A reference to an Article, Section, Schedule or Exhibit is a reference to an Article or Section of, or Schedule or Exhibit to, this Agreement, and references to this Agreement include any recital in or Schedule or Exhibit to this Agreement. The Exhibits form an integral part of and are hereby incorporated by reference into this Agreement.

(b) Headings are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

(c) The word “shall” shall be obligatory and the word “may” shall be permissive.

(d) Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine and vice versa, and words importing persons include corporations, associations, partnerships, joint ventures, and limited liability companies and vice versa.

(e) The words “hereof” and “herein”, and words of similar meaning shall refer to this Agreement as a whole and not to any particular Article, Section, or clause, and the words “include”, “includes,” and “including” shall be deemed to be followed by the words “without limitation.”

(f) Except as otherwise specified herein, a reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all rules, regulations, and statutory instruments issued thereunder or pursuant thereto.

(g) Except as otherwise specified herein, a reference herein to any other agreement or document shall be to such agreement or document as it may have been or may hereafter be amended, modified, supplemented, waived, or restated from time to time in accordance with its terms and, to the extent applicable, the terms of this Agreement, and shall include all annexes, exhibits, schedules, and other documents or agreements attached thereto.

Section 1.3 Calculations. Any calculations undertaken pursuant to this Agreement shall be carried out to the fourth decimal place.

ARTICLE II

PARTICIPATION RIGHTS

Section 2.1 Participation. Each of Newco and the Company acknowledges and agrees that, with respect to a Participant’s Participation Interest, such Participant shall participate in the profits and losses and business and assets and properties of Newco to the extent set forth in this Agreement (it being understood that this Agreement shall not confer upon any Participant any right (a) to participate in the management of, or any management rights with respect to, Newco or (b) to be a shareholder of, or any voting rights with respect to, or other rights as a shareholder of, Newco).

Section 2.2 Payments on the Participation.

(a) Newco shall not pay (whether or not declared) any dividend or other distribution in cash in respect of or on account of Newco Shares (a “Newco Cash Distribution”) unless, contemporaneously with any such payment, Newco pays to each Participant as of the record date for such Newco Cash Distribution, and each such Participant shall be entitled to receive in respect of its Participation Interest as of such record date, an amount in cash (in U.S. dollars) equal to the product of (x) such Participant’s Participation Percentage as of such record date and (y) the aggregate amount of the Newco Cash Distribution. At any time Newco declares and sets aside any funds for the payment of any dividend or other distribution (whether or not declared) in cash in respect of or on account of Newco Shares, Newco shall set aside the corresponding amount that would be required to be paid to all Participants, as of the record date for such Newco Cash Distribution, with respect to, and at the time that, the Newco Cash Distribution is paid. Notwithstanding the first sentence of this Section 2.2(a), at the time the amount set aside for distribution to Participants pursuant to the immediately preceding sentence is otherwise to be paid pursuant to the first sentence of this Section 2.2(a), such amount may be paid pursuant to Section 3.3 to the extent the effectiveness of an applicable Exchange occurs after such amount is set aside and prior to the applicable Newco Cash Distribution.

(b) Newco shall not pay (whether or not declared) any dividend or other distribution of assets other than cash in respect of or on account of Newco Shares (a “Newco In-Kind Distribution”) unless, contemporaneously with any such payment, dividend, or distribution, Newco pays or transfers to each Participant as of the record date for such Newco In-Kind Distribution, and each such Participant shall be entitled to receive in respect of its Participation Interest as of such record date, the portion of such distributed assets equal to the difference of (i) the aggregate amount of such Newco In-Kind Distribution, minus (ii) the quotient of (x) the aggregate amount of such Newco In-Kind Distribution divided by (y) the sum of 100% and such Participant’s Participation Percentage as of such record date.

(c) Immediately prior to the earlier of (i) the date of commencement (as prescribed in this context under the laws of the British Virgin Islands or other applicable law) of any voluntary or involuntary liquidation, dissolution, or winding up of Newco and (ii) any record date for any payment of any distributions in respect of or on account of the Newco Shares in connection with such liquidation, dissolution, or winding up (such earlier date of (i) and (ii), the “Newco Liquidation Date”), the Exchange of all Participation Interests held by all Participants for the Class A Ordinary Shares Amount shall be effected, and all Class B Ordinary Shares shall be deemed to have been surrendered for cancellation and cancelled. An Exchange pursuant to this Section 2.2(c) shall be effected in accordance with the provisions of Section 3.1(e).

Section 2.3 Contributions to Newco. A Participant shall have no obligation under any circumstances to make any contribution to Newco.

Section 2.4 Adjustments to Participation Percentage. The Participation Percentage of a Participant shall be adjusted as follows:

(a) At such time as any Participant exercises the Exchange Right under Section 3.1(a) of this Agreement with respect to all or part of such Participant’s Participation Interest, the Participation Percentage of each Participant (as in effect immediately prior to such exercise) shall be adjusted to equal the quotient (expressed as a percentage) of (x) the number of Class A Ordinary Shares that such Participant would be entitled to receive pursuant to the terms of this Agreement if, immediately after the exercise of such Exchange Right, such Participant were to exercise its Exchange Rights in accordance with the terms of this Agreement with respect to the entirety of its Participation Interest (as determined immediately after the exercise of such Exchange Right and, for the avoidance of doubt, excluding the number of Class A Ordinary Shares delivered in connection with the exercise of such Exchange Right) divided by (y) the number of Class A Ordinary Shares issued and outstanding immediately after the exercise of such Exchange Right, which, for the avoidance of doubt, shall include any Class A Ordinary Shares delivered upon the exercise of such Exchange Right but shall not include any Class A Ordinary Shares described in clause (x) of this Section 2.4(a). For the purposes of this Section 2.4(a), the time of any exercise of the Exchange Right by any Participant shall be deemed to be the time of the relevant Exchange is effective, as determined pursuant to Section 3.1(a).

(b) Immediately after a Newco Share Issuance, the Participation Percentage of each Participant (as in effect immediately prior to such Newco Share Issuance) shall be adjusted to equal the quotient (expressed as a percentage) of (x) the number of Class A Ordinary Shares that such Participant would have been entitled to receive pursuant to the terms of this Agreement if, immediately prior to such Newco Share Issuance, such Participant had exercised its Exchange Rights in accordance with the terms of this Agreement with respect to the entirety of its Participation Interest divided by (y) the number of Class A Ordinary Shares issued and outstanding immediately after such Newco Share Issuance, which, for the avoidance of doubt, shall not include any Class A Ordinary Shares described in clause (x) of this Section 2.4(b).

(c) The Participation Percentage of any Participant shall not be adjusted as a result of Newco effecting (A) a split, subdivision, reverse split, or consolidation of a class of shares issued by Newco or (B) a dividend or distribution in respect of the Newco Shares payable in the form of Newco Shares.

(d) Subject to Section 2.4(b) and so long as the Company is in compliance with Section 6.3(b), no adjustment shall be made to the Participation Percentage of any Participant if there is any capital reorganization of Newco or any reclassification or recapitalization of the Newco Shares.

(e) At such time as Newco engages in a Newco Repurchase that is permitted by Section 6.2(c), the Participation Percentage of each Participant (as in effect immediately prior to such Newco Repurchase) shall be adjusted to equal the quotient (expressed as a percentage) of (x) the number of Class A Ordinary Shares that such Participant would have been entitled to receive pursuant to the terms of this Agreement if, immediately prior to such Newco Repurchase, such Participant had exercised its Exchange Rights in accordance with the terms of this Agreement with respect to the entirety of its Participation Interest divided by (y) the number of Class A Ordinary Shares issued and outstanding immediately after such Newco Repurchase, which, for the avoidance of doubt, shall not include any Class A Ordinary Shares described in clause (x) of this Section 2.4(e).

(f) Without duplication for any adjustment effected pursuant to Section 2.4(b), the Participation Percentage of each Participant shall be adjusted as required by Section 2.8 or Section 4.6 and as required by the transactions that occur or are deemed to have occurred pursuant to Section 2.7.

(g) The number of Class B Ordinary Shares held by each Participant shall be adjusted by the Company (the “Class B Adjustment”) from time to time so that, at all times, such number of Class B Ordinary Shares shall equal such Participant’s Class B Ordinary Shares Amount at such time.

Section 2.5 Adjustment and Payment Notices; Disputed Calculations.

(a) Newco shall deliver to the Participants, (i) promptly (but in no event later than five (5) business days) following the occurrence of an event resulting in an adjustment to the Participation Percentage of the Participants pursuant to Section 2.4(a), (b) or (e), Section 2.7, Section 2.8, or Section 4.6 of this Agreement or a Class B Adjustment (in each case, an “Adjustment Change”), a notice (an “Adjustment Change Notice”) which shall set forth Newco’s good faith determination of the Adjustment Change and include reasonable supporting details and good faith calculations of such Adjustment Change (the “Adjustment Change Calculations”) and (ii) at least five (5) business days prior to Newco making any Newco Cash Distribution or Newco In-Kind Distribution, a notice (a “Payment Notice”) which shall set forth Newco’s good faith determination of the corresponding payment (the “Corresponding Payment”) to be made hereunder in respect of the Participation Interest, if any, and include reasonable supporting details and good faith calculations of such payment (together with Adjustment Change Calculations, the “Initial Calculations”).

(b) If, within twenty (20) days following the receipt of an Adjustment Change Notice described in Section 2.5(a)(i) or within ten (10) days following the receipt of a Payment Notice described in Section 2.5(a)(ii) (the “Objection Period”), the Participants do not provide a written objection to such determination (which must be provided through the Participants Representative), together with reasonable supporting calculations, that the Initial Calculations were not in accordance with this Agreement (the “Objection Calculations”) then the determination of Newco with respect to such Adjustment Change or Corresponding Payment, as the case may be, and the Initial Calculations shall be deemed final and binding on the Participants; provided, however, that the time limitations set forth in this sentence shall not apply in the event Newco has engaged in fraud or intentional misconduct in connection with its determination of whether a proper Adjustment Change or Corresponding Payment, as the case may be, has occurred.

(c) If the Participants Representative delivers a written objection to the Adjustment Change Notice or Payment Notice under Section 2.5(b) within the applicable Objection Period, the Participants Representative and Newco shall promptly endeavor in good faith to resolve such dispute. In the event that a written agreement has not been reached within thirty (30) days after the date of receipt by Newco of the objection, or such later date as Newco and the Participants Representative may mutually agree to (the “Negotiation Period”), then the Participants Representative and Newco shall promptly submit for review to an internationally recognized independent valuation or accounting firm agreed between Newco and the Participants Representative or, failing agreement, to KPMG International Cooperative and if KPMG International Cooperative is unwilling or is unavailable to serve in such capacity to BDO International Limited (the “Third Party Expert”) the Adjustment Change Notice or Payment Notice, as applicable, the Initial Calculations and the Objection Calculations (i.e., no independent review) (the “Reviewable Materials”), and the Third Party Expert shall consider solely the provisions of this Agreement and the Reviewable Materials and shall select either the Initial Calculations or the Objection Calculations (in its totality and without modification). Each of the Participants Representative and Newco shall use commercially reasonable efforts to cause the Third Party Expert to render a decision in accordance with this Section 2.5, along with a statement of reasons therefor, within thirty (30) days of the submission of the Reviewable Materials, or a reasonable time thereafter, to the Third Party Expert. The decision of the Third Party Expert shall be final and binding upon the Participants and Newco (absent fraud or manifest error), and the decision of the Third Party Expert shall constitute an arbitral award that is final, binding, and non-appealable and upon which a judgment may be entered by a court having jurisdiction thereover.

(d) In the event the Participants Representative and Newco submit any Reviewable Materials to the Third Party Expert for resolution pursuant to this Section 2.5, each of the Participants and Newco shall pay its costs and expenses incurred under this Section 2.5; and the fees and costs of the Third Party Expert shall be borne by Newco, on the one hand, if the Third Party Expert selects the Objection Calculations, and the Participants, on the other hand, if the Third Party Expert selects the Initial Calculations.

Section 2.6 Transfer of Participation Interest. If a Participant Transfers all or any portion of its Participation Interest to a Permitted Transferee in accordance with the terms and conditions of this Agreement (including the satisfaction of the conditions set out in Section 7.1(a) and the limitations set out in Section 6.5), such Participant’s Participation Percentage shall be reduced by the number of percentage points equal to the Participation Percentage represented by the transferred Participation Interest (as set out in the Joinder Agreement) and the Corresponding Class B Ordinary Shares Amount shall be accordingly transferred on the business day immediately following the date on which the fully completed and executed Joinder Agreement is delivered and received by Newco and the Company in accordance with Section 7.2. In the agreement governing the transfer of a Participation Interest and the Joinder Agreement, the Participant shall indicate the number of percentage points equal to the Participation Percentage represented by the Participation Interest to be transferred and the applicable Corresponding Class B Ordinary Shares Amount.

Section 2.7 Equity Plans.

(a) Share Options Granted to Persons other than Newco Employee. If, at any time or from time to time, in connection with any Equity Plan, an option to purchase Class A Ordinary Shares granted to a Person other than a Newco Employee is duly exercised, then:

(i) the Company shall, as soon as practicable after such exercise, make a contribution to the capital of Newco in an amount equal to the exercise price paid, if any, to the Company by such exercising party in connection with the exercise of such share option and, in exchange for such contribution to the capital of Newco, Newco shall issue to the Company a number of Newco Shares equal to the number of Class A Ordinary Shares issued by the Company in connection with the exercise of such share option; and

(ii) the Company shall be deemed to have contributed to Newco as a contribution an amount equal to the product of the Average Class A Ordinary Share Price as of the date of exercise and the number of Class A Ordinary Shares then being issued in connection with the exercise of such share option.

(b) Share Options Granted to Newco Employees. If, at any time or from time to time, in connection with any Equity Plan, an option to purchase Class A Ordinary Shares granted to a Newco Employee is duly exercised, then:

(i) the Company shall issue to the Newco Employee exercising such option the number of Class A Ordinary Shares required to be issued as a result of such exercise and Newco shall issue to the Company in exchange for the exercise price paid, if any, by the Newco Employee to Newco (reduced by any payment in respect of payroll taxes or other withholdings made by the Company) a number of Newco Shares equal to the number of Class A Ordinary Shares issued by the Company to such Newco Employee as a result of such exercise; and

(ii) the following events will be deemed to have occurred:

(1) the Company shall be deemed to have sold to Newco, and Newco shall be deemed to have purchased from the Company, the number of Class A Ordinary Shares as to which such stock option is being exercised in exchange for a purchase price per Class A Ordinary Share equal to the Average Class A Ordinary Share Price as of the date of exercise;

(2) Newco shall be deemed to have sold to the Newco Employee for a cash price per share equal to the Average Class A Ordinary Share Price as of the date of exercise the number of Class A Ordinary Shares equal to the quotient of (a) the exercise price paid to the Company by the exercising party in connection with the exercise of such share option divided by (b) the Average Class A Ordinary Share Price as of the date of exercise; and

(3) Newco shall be deemed to have transferred to the Newco Employee the number of Class A Ordinary Shares equal to the number of Class A Ordinary Shares described in Section 2.7(b)(ii)(1) less the number of Class A Ordinary Shares described in Section 2.7(b)(ii)(2).

(c) Class A Ordinary Shares Issued to Newco Employees Under Equity Plans. If, at any time or from time to time, in connection with any Equity Plan (other than in respect of the exercise of a share option), any Class A Ordinary Shares are issued to a Newco Employee (including any Class A Ordinary Shares that are subject to surrender or forfeiture in the event specified vesting conditions are not achieved and any Class A Ordinary Shares issued in settlement of a restricted share unit or similar award) in consideration for services performed for Newco or any of its Subsidiaries, then:

(i) the Company shall issue such number of Class A Ordinary Shares as are to be issued to the Newco Employee in accordance with the Equity Plan and Newco shall issue to the Company in exchange for any amounts paid by the Newco Employee (reduced by any payment in respect of payroll taxes or other withholdings made by the Company) a number of Newco Shares equal to the number of Class A Ordinary Shares issued by the Company to such Newco Employee at such time pursuant to the Equity Plan; and

(ii) the following events will be deemed to have occurred:

(1) the Company shall be deemed to have sold such Class A Ordinary Shares to Newco for a purchase price per share equal to the Average Class A Ordinary Share Price on such date,

(2) Newco shall be deemed to have delivered the Class A Ordinary Shares to the Newco Employee, and

(3) the Company shall be deemed to have contributed the purchase price to Newco as a contribution to the capital of Newco.

(d) Class A Ordinary Shares Issued to Persons other than Newco Employees Under Equity Plans. If, at any time or from time to time, in connection with any Equity Plan (other than in respect of the exercise of a share option), any Class A Ordinary Shares are issued to a Person other than a Newco Employee (including any Class A Ordinary Shares that are subject to surrender or forfeiture in the event specified vesting conditions are not achieved and any Class A Ordinary Shares issued in settlement of a restricted share unit or similar award) in consideration for services performed for the Company, Newco, or any Subsidiary of Newco, then:

(i) the Company shall issue such number of Class A Ordinary Shares as are to be issued to such Person in accordance with the Equity Plan and Newco shall issue to the Company in exchange for any amounts paid by such Person (reduced by any payment in respect of withholdings made by the Company) a number of Newco Shares equal to the number of Class A Ordinary Shares issued by the Company to such Person at such time pursuant to the Equity Plan; and

(ii) the Company shall be deemed to have contributed the product of the Average Class A Ordinary Share Price as of such date and the number of Class Ordinary Shares issued by the Company to such Person to Newco as a contribution to the capital of Newco.

(e) If any holder of Class A Ordinary Shares under any Equity Plan surrenders or forfeits all or a portion of such Class A Ordinary Shares for no payment, an equivalent number of Newco Shares held by the Company shall be surrendered or forfeited and the Participation Percentage of each Participant shall be adjusted to equal the quotient (expressed as a percentage) of (x) the number of Class A Ordinary Shares that such Participant would have been entitled to receive pursuant to the terms of this Agreement if, immediately prior to such surrender or forfeiture, such Participant had exercised its Exchange Rights with respect to the entirety of its Participation Interest divided by (y) the number of Class A Ordinary Shares issued and outstanding immediately after such surrender or forfeiture, which, for the avoidance of doubt, shall not include any surrendered or forfeited Class A Ordinary Shares and shall not include Class A Ordinary Shares described in clause (x) of this Section 2.7(e).

Section 2.8 Grants of Distributed Rights

(a) If, at any time or from time to time, the Company grants a Distributed Right (other than in connection with any Equity Plan) (i) at a price per share less than the Average Class A Ordinary Share Price on the record date for such grant or (ii) that does not expire by the thirty (30) days after such grant, then Newco shall grant to each Participant similar rights, options, or warrants (“Participation Rights”), as applicable, with the same terms and conditions as such Distributed Rights mutatis mutandis, such that each Participant shall have the right to subscribe for, to purchase, or to otherwise acquire, as the case may be, an increase in its Participation Interest that would increase the Class A Ordinary Share Amount with respect to its Participation Interest (as determined immediately before such grant) by the same number of Class A Ordinary Shares as such Participant would have been entitled to subscribe for, to purchase, or to otherwise acquire on the exercise of the Distributed Rights that such Participant would have been granted if, immediately prior to the record date for such Distribution Right, such Participant, in accordance with the terms of this Agreement, had exercised its Exchange Rights with respect to the entirety of its Participation Interest (the “Deemed Distributed Rights”). For the avoidance of doubt, if the effectiveness of an Exchange occurs prior to or on the record date for such grant with respect to all or a portion of the Participation Interest of an Exchanging Participant, then notwithstanding anything in this Section 2.8, Newco shall not grant any Participation Rights to such Participant with respect to its Exchanged Participation Interest.

(b) Each Participant shall have the right (subject to any applicable exercise conditions contained in the Distributed Rights) to exercise all or a portion of its Participation Rights by paying to Newco an amount (the “Rights Purchase Price”) equal to the product of (x) the total price that such Participant would have had to pay to exercise all of its Deemed Distributed Rights and (y) a fraction (1) the numerator of which shall be the Participation Rights being exercised by such Participant, and (2) the denominator of which shall be the Participation Rights received by such Participant; provided that, if the Distributed Rights included a “cashless exercise” or similar feature, such “cashless exercise” or similar feature shall also apply to the Participation Rights.

(c) Upon a Participant’s exercise of any of its Participation Rights and payment of the Rights Purchase Price, such Participant’s Participation Percentage shall be adjusted to equal the quotient (expressed as a percentage) of (x) the sum of (1) the number of Class A Ordinary Shares that such Participant would be entitled to receive pursuant to the terms of this Agreement if, immediately prior to such exercise of its Participation Rights, such Participant had exercised its Exchange Rights in accordance with the terms of this Agreement with respect to the entirety of its Participation Interest and (2) the number of Class A Ordinary Shares that such Participant would have been entitled to purchase for the Rights Purchase Price payable by such Participant upon such exercise of its Participation Rights if such Participant held Distribution Rights divided by (y) the number of Class A Ordinary Shares issued and outstanding immediately prior to such exercise of Participation Rights, which, for the avoidance of doubt, shall not include any Class A Ordinary Shares described in clause (x) of this Section 2.8(c).

(d) If such Participation Rights are not exercisable prior to the time a Participant exchanges all of its Participation Interests, the Participant shall continue to hold such Participation Rights. Notwithstanding anything to the contrary in this Section 2.8, with respect to any Participation Rights held by a Participant that would not otherwise have been exercisable prior to a Termination Event, upon such Termination Event, Newco shall procure a Distribution Right of the Company with the same terms and conditions as such Participation Rights mutatis mutandis, and deliver such Distribution Rights to such Participant in exchange for such Participation Rights.

ARTICLE III

EXCHANGE RIGHTS

Section 3.1 Exchange of Participation Interest.

(a) Subject to Section 3.1(i), each Participant shall be entitled at any time and from time to time, upon the terms and subject to the conditions hereof, to exchange all or part of its Participation Interest subject to the surrender to the Company for cancellation of the Corresponding Class B Ordinary Shares Amount (such right to exchange, the “Exchange Right”, and such portion of the Participation Interest proposed to be exchanged, expressed as a number of percentage points equal to the Participation Percentage represented by such portion, the “Exchanged Participation Interest”) for the Class A Ordinary Shares Amount, provided that, to the extent that a Participant would receive a fractional Class A Ordinary Share in respect of the Exchanged Participation Interest, Newco shall pay to such Participant an amount in cash (in U.S. dollars) equal to the product of (i) such fractional share and (ii) the Average Class A Ordinary Share Price as of the date of the applicable Exchange Notice (such an exchange of Participation Interests and the surrender to the Company for cancellation of the Corresponding Class B Ordinary Shares Amount for Class A Ordinary Shares, an “Exchange”). Upon the effectiveness of such Exchange, the Company shall update the register of members and books and records of the Company to indicate that the Corresponding Class B Shares Amount set out in the Exchange Notice has been cancelled, effective at the time such Exchange is effective. For purposes of this Agreement, the effectiveness of an Exchange shall be deemed to be the time the Class A Ordinary Shares Amount are delivered by Newco to an Exchanging Participant, and delivery of the Class A Ordinary Shares shall be deemed to occur at the time when the register of members of the Company has been duly updated in accordance with Section 3.1(b)(iv).

(b) A Participant (an “Exchanging Participant”) shall exercise its right to effect an Exchange as set forth in Section 3.1(a) above by delivering to Newco (i) a written election of exchange in respect of the Exchanged Participation Interest substantially in the form of Exhibit A hereto (the “Exchange Notice”), duly executed by the Exchanging Participant, delivered to Newco to its electronic mail address and confirmed by mail at its address set forth in Section 7.2, (ii) any share certificates representing the Corresponding Class B Ordinary Shares Amount, and (iii) if applicable, Internal Revenue Service Form W-9. Upon the effectiveness of an Exchange, all rights of the exchanging Participant in the Exchanged Participation Interest and the Corresponding Class B Ordinary Shares Amount that are being surrendered to the Company shall be free and clear of any pledges, liens, security interests, encumbrances, rights of first refusal, equities, claims and the like, and cancelled pursuant to the Exchange shall cease.

(i) An Exchange Notice from an Exchanging Participant shall specify the future date on which the Exchange is to be effected; provided that such Exchange Notice may be contingent (including as to the timing or date of the Exchange) upon the consummation of a purchase by another Person of Class A Ordinary Shares into which the Exchanged Participation Interest is exchangeable (whether in a tender or exchange offer, an underwritten offering or otherwise); provided that an Exchange may not be effective, under any circumstances, on a date that is earlier than the fifth business day, or later than a date that is ninety (90) days, following delivery of the Exchange Notice to Newco (such date upon which the Exchange is to be effective, whether by specification of a date or the satisfaction of certain contingencies, the “Exchange Date”); provided further that any contingency is required to be satisfied within ninety (90) days of the date of the Exchange Notice. In the event any contingency set out in an Exchange Notice remains unsatisfied on the ninetieth day after the Exchange Notice (the “Exchange Notice Withdrawal Date”), such Exchange Notice shall be deemed to have been withdrawn by the Exchanging Participant pursuant to Section 3.1(b)(iii) on the Exchange Notice Withdrawal Date.

(ii) Upon the delivery by Newco of the Class A Ordinary Shares Amount to an Exchanging Participant pursuant to an Exchange Notice and the surrender of the Corresponding Class B Ordinary Shares Amount by such Exchanging Participant to the Company for cancellation, a Corresponding Class B Ordinary Shares Amount of such Exchanging Participant shall be cancelled and the Exchanging Participant shall be automatically deemed to no longer be the holder of such Class B Ordinary Shares, without any further action on the part of the Exchanging Participant or Newco; provided that the register of members of the Company shall forthwith be updated accordingly. Notwithstanding anything in this Agreement to the contrary, the Participants hereby agree that, upon the effectiveness of an Exchange, pursuant to the applicable Exchange Notice, each Exchanging Participant shall be deemed to have surrendered its Corresponding Class B Ordinary Shares for cancellation, and the Company hereby agrees that such surrender shall be effective upon the effectiveness of the Exchange without any action on part of the Participant.

(iii) An Exchanging Participant may amend an Exchange Notice at any time prior to the Exchange Date by delivery of a written notice of amendment to Newco; provided that the Exchange Date may not be earlier than on the fifth business day following delivery of such notice of amendment to Newco; provided further that such amendment notice may not change, as the case may be, the future date or the period for satisfaction of the contingency referred to in Section 3.1(b)(i) beyond ninety (90) days of the date of the initial Exchange Notice. An Exchanging Participant may withdraw an Exchange Notice at any time prior to the Exchange Date by delivery of a written notice of withdrawal to Newco, in which event such Exchange Notice shall be null and void; provided that, upon request by Newco, such Exchanging Participant shall promptly reimburse Newco for all reasonable out-of-pocket expenses (including any expenses of the registrar for the Company and Newco) incurred by Newco and the Company in connection with such proposed Exchange prior to receipt of such withdrawal notice. Such obligation of the Exchanging Participant to reimburse Newco shall also apply to any deemed withdrawal of the Exchange Notice pursuant to Section 3.1(b)(i).

(iv) An Exchanging Participant shall be entered in the register of members of the Company as the holder of the Class A Ordinary Shares Amount deliverable to such Exchanging Participant in connection with an Exchange upon the effectiveness of such Exchange, and such Exchanging Participant shall be deemed to be the holder of such Class A Ordinary Shares from and after the effectiveness of such Exchange; upon the effectiveness of such Exchange, Newco shall deliver or procure the delivery of a copy of the register of members of the Company showing (or, if the Exchanging Participant so elects, as soon as reasonably practicable after any such election, share certificates representing) the Class A Ordinary Shares Amount deliverable upon the effectiveness of such Exchange to the Exchanging Participant, registered in the name of such Exchanging Participant.

(c) Within three (3) business days following the business day on which Newco has received the Exchange Notice or, (i) in the case of a Mandatory Exchange (other than as a result of a Termination Event pursuant to clause (v) of Section 3.1(e) or an Enforcement of Excluded Lien pursuant to clause (vi) of Section 3.1 (e)), at least five (5) business days prior to the date of such Mandatory Exchange, (ii) in the case of a Mandatory Exchange that is the result of a Termination Event pursuant to clause (v) of Section 3.1(e), no more than two (2) business days after the date of such Termination Event, or (iii) in the case of a Mandatory Exchange that is the result of an Enforcement of Excluded Lien pursuant to clause (vi) of Section 3.1(e), one (1) business day prior to such Mandatory Exchange, Newco shall give written notice (the “Settlement Notice”) to each Exchanging Participant (with a copy to the Company) (or in the case of a Mandatory Exchange, all Participants) of a good faith estimate of the Class A Ordinary Shares Amount (or in the case of a Mandatory Exchange that is the result of either a Cash Change of Control pursuant to clause (i) of Section 3.1(e) or an Unsuitable Person Determination pursuant to clause (iv) of Section 3.1(e), the Cash Settlement, if applicable) such Participant will receive and the corresponding Class B Ordinary Shares Amount, which shall include reasonable supporting documentation and calculations to allow such Participants to determine compliance with this Agreement. If a record date for an Adjustment Event occurs prior to the effectiveness of any Exchange and a previously delivered Settlement Notice with respect to such Exchange did not reflect such Adjustment Event, the Company shall provide an updated Settlement Notice within five (5) business days of such record date.

(d) Notwithstanding anything herein to the contrary, with respect to any Exchange pursuant to this Section 3.1:

(i) Without the consent of Newco, a Participant may not effect an Exchange for less than the Minimum Exchange Participation Interest.

(ii) After delivery of the Exchange Notice in respect of an Exchanged Participation Interest, a Participant shall continue to hold such Exchanged Participation Interest subject to an Exchange and, for the avoidance of doubt, shall have no rights as a shareholder of the Company with respect to the Class A Ordinary Shares issuable in connection with the Exchange until the effectiveness of such Exchange.

(iii) In the case of a Mandatory Exchange pursuant to clause (iv) (Unsuitable Person Determination) of Section 3.1(e), the relevant Participant shall not be entitled to (aa) receive any payment of any kind (other than (A) to the extent permitted by law and the Unsuitable Person Notice, for any payment owed to such Participant pursuant to this Agreement on account of any Newco Cash Distribution or Newco In-Kind Distribution declared prior to the receipt of the related Unsuitable Person Notice but not yet paid to such Participant and (B) the Cash Settlement), with respect to its Participation Interest, (bb) receive any remuneration in any form from Newco, the Company or any of their Affiliates for services rendered after the date of the related Unsuitable Person Notice, or (cc) exercise, directly or indirectly or through any proxy, trustee, or nominee, any other right conferred by such Participation Interest.

(e) Notwithstanding any other provision of this Agreement, in the event of (i) a Change in Control, (ii) a Review Event, (iii) a Newco Liquidation Date, (iv) an Unsuitable Person Determination, (v) a Termination Event, or (vi) an Enforcement of Excluded Lien, the Participants (or, in case of an Unsuitable Person Determination, the relevant Participant and, in case of an Enforcement of Excluded Lien, New Cotai) shall be deemed to have delivered an Exchange Notice to exchange all of their Participation Interests (or in the case of clause (vi), New Cotai’s Participation Interests that are subject to the applicable Enforcement of Excluded Lien) for the Class A Ordinary Shares Amount, free and clear of any pledges, liens, security interests, encumbrances, rights of first refusal, equities, claims and the like, and, upon such Mandatory Exchange, all Corresponding Class B Ordinary Shares shall be accordingly deemed surrendered and automatically cancelled; provided, such Mandatory Exchange shall occur, as applicable, on (aa) the closing of such Change in Control, (bb) the date indicated or required by the relevant Governmental Authority or regulation (the “Relevant Review Event Date”), (cc) the date required pursuant to Section 2.2(c) in the case of a Newco Liquidation Date, (dd) with respect to an Unsuitable Person Determination, the date determined by Newco as the date required by the relevant Governmental Authority, (ee) with respect to a Termination Event, the date specified by Newco as the settlement date in the Settlement Notice so long as such settlement date is no later than fifteen (15) business days after the Termination Date, or (ff) with respect to an Enforcement of Excluded Lien, the date specified by Newco as the settlement date in the Settlement Notice so long as such settlement date is no earlier than five (5) business days prior to the Enforcement of Excluded Lien and no later than five (5) business days after the Enforcement of Excluded Lien; provided that, in the event of a Review Event, promptly following the occurrence of the Review Event and until the Relevant Review Event Date, Newco and any relevant Affiliates will, to the extent practicable in consideration of the applicable legal and timing requirements, engage in good faith discussions with the Participants Representative and, if appropriate, the relevant Governmental Authority, to find an alternative arrangement that may address the Review Event and provide the Participants with similar corporate, U.S. tax and organizational consequences as this Agreement. To the extent practicable and permitted by law, Newco shall provide to the Participants at least thirty (30) days prior written notice of the date on which such Mandatory Exchange (other than in case of a Termination Event or Enforcement of Excluded Lien) shall occur; provided that if such notice is not practicable or permitted by law, Newco shall use its reasonable best efforts to provide Newco with as much advance notice of such Mandatory Exchange (other than in case of a Termination Event or Enforcement of Excluded Lien) as reasonably practicable and in no event less than five (5) business days or such shorter period if so required by law. Newco, at its option, may elect to settle a Mandatory Exchange that is the result of either a Cash Change of Control pursuant to clause (i) above or an Unsuitable Person Determination pursuant to clause (iv) above, by providing the Cash Settlement instead of the Class A Ordinary Shares Amount; provided that in the case of a Mandatory Exchange that is a result of a Cash Change of Control pursuant to clause (i) above, Newco must notify all applicable Participants that it has elected such Cash Settlement in the applicable Settlement Notice and that the Cash Settlement shall apply to all Participants; provided, further, that, in case of a Mandatory Exchange that is a result of an Unsuitable Person Determination pursuant to clause (iv) above, Newco must notify the relevant Participants that it has elected such Cash Settlement in the applicable Settlement Notice and, in the case of a Cash Change of Control, the Cash Settlement shall apply to all Participants. An Exchange pursuant to this Section 3.1(e) is referred to herein as a “Mandatory Exchange.” A Mandatory Exchange shall be effected in accordance with the relevant provisions of this Article III. Additionally, immediately prior to any Transfer of Participation Interests (and the Corresponding Class B Ordinary Shares, as the case may be) to a Person that is not a Permitted Transferee (an “Impermissible Transfer”) pursuant to a Chapter 11 plan of reorganization confirmed by order of a U.S. bankruptcy court, or as a result of any other bankruptcy or insolvency proceedings (including, without limitation, by way of a scheme of arrangement) in another court of competent jurisdiction, then, notwithstanding anything to the contrary in this Agreement, such Participation Interests shall immediately and automatically be exchanged (and, if not immediately and automatically exchanged, shall be deemed to have been immediately and automatically exchanged) for the Class A Ordinary Shares Amount (and the Corresponding Class B Ordinary Shares Amount shall be surrendered) as if a Mandatory Exchange with respect to such Participation Interests had occurred on the date such Impermissible Transfer would have otherwise occurred without further notice or action of the parties other than those actions required by Section 3.1(b)(iv) to evidence such Exchange, and such Person that is the non-Permitted Transferee will receive such Class A ordinary Shares Amount and not be a Participant under this Agreement nor have any rights under this Agreement.

(f) Subject to Section 3.2(c), if any Class A Ordinary Shares issued in an Exchange shall be issued in certificated form, the certificates evidencing such Class A Ordinary Shares shall bear a legend in substantially the following form:

THE TRANSFER OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM. THESE SECURITIES REPRESENT “EXCHANGE SHARES” UNDER THAT CERTAIN AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT BY AND AMONG STUDIO CITY INTERNATIONAL HOLDINGS LIMITED AND THE SHAREHOLDERS PARTY THERETO, DATED AS OF [●], AS AMENDED FROM TIME TO TIME.

(g) If (i) any Class A Ordinary Shares may be sold pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission, (ii) all of the applicable conditions of Rule 144 are met, or (iii) if a Participant otherwise requests removal of the legend, the Company, upon the written request of the Participant and, in the case of clauses (ii) and (iii), receipt of an opinion of counsel addressed to such Participant (any cost related thereto to be borne by the Participant) and the Company reasonably acceptable to the Company, shall take all necessary action promptly to remove such legend and, if the Class A Ordinary Shares are certificated, issue to such Participant new certificates evidencing such Class A Ordinary Shares without the legend.

(h) Except as specifically provided herein, Newco and each Participant shall bear their own expenses related to any Exchange; provided that Newco shall bear all transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange (which, for the avoidance of doubt, shall not include any income or similar taxes imposed on any Participant); provided, however, that, if any Class A Ordinary Shares are to be registered in a name other than that of the Participant that requested the Exchange, then such Participant and/or the person in whose name such shares are to be registered shall pay to the Company the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Company that such tax has been paid or is not payable. In the event that an Exchange fails to be consummated due to the failure of one or more conditions set forth by this Agreement, the Exchanging Participant shall promptly reimburse Newco for all reasonable out-of-pocket expenses incurred by Newco and the Company in connection with such proposed Exchange prior to the failure of such conditions to be known to Newco.

(i) Notwithstanding anything to the contrary in this Article III, a Participant shall not be entitled to effect an Exchange (and, if attempted, any such Exchange shall be void ab initio), and Newco shall have the right to refuse to honor any request to effect an Exchange, at any time or during any period, if Newco shall reasonably determine that such Exchange would be prohibited by any applicable law (including the unavailability of any requisite registration statement filed under the Securities Act or any exemption from the registration requirements thereunder), provided this Section 3.1(i) shall not limit Newco’s obligations under Section 3.2(c). Upon such determination, Newco shall promptly provide the Participant requesting the Exchange written notice of such determination, and such notice shall include an explanation in reasonable detail as to the reason that the Exchange has not been effected.

Section 3.2 Validity of Class A Ordinary Shares; Procurement of Class A Ordinary Shares.

(a) Each of Newco and the Company covenants that all Class A Ordinary Shares issued upon an Exchange will, upon delivery in accordance with this Agreement, be validly issued, fully paid, and non-assessable. Upon the receipt of an Exchange Notice, unless Newco has determined, at its option, to effect such a Mandatory Exchange that is the result of either a Cash Change of Control pursuant to clause (i) of Section 3.1(e) or an Unsuitable Person Determination pursuant to clause (iv) of Section 3.1(e), by means of a Cash Settlement, Newco covenants that it will procure the Class A Ordinary Shares to be delivered by Newco to the applicable Participant upon the effectiveness of such Exchange.

(b) In connection with an Exchange, Newco shall be permitted under this Agreement to acquire newly-issued Class A Ordinary Shares in exchange for the issuance to the Company of Newco Shares on a one-for-one basis.

(c) Upon the terms of and subject to the conditions of the Registration Rights Agreement, Newco covenants and agrees to deliver the Class A Ordinary Shares, if requested, in a transaction registered pursuant to an effective registration statement under the Securities Act with respect to any Exchange to the extent that a registration statement is effective and available for such shares.

Section 3.3 No Impairment of Payments; No Duplications. No Exchange shall impair the right of a Participant that delivers an Exchange Notice to receive any payment, dividend, or distribution payable with respect to such Participant’s Exchanged Participation Interest pursuant to Section 2.2 of this Agreement. If a Participant delivers an Exchange Notice prior to the record date for a payment, dividend, or distribution in respect of Newco Shares and the Exchange is effective after such record date, then the Participant who delivered such an Exchange Notice shall be entitled to receive such payment, dividend, or distribution with respect to the Exchanged Participation Interest on the payment date from Newco notwithstanding the Exchange of the Exchanged Participation Interest on the Exchange Date; provided that such Participant shall not be entitled to receive such payment, dividend, or distribution if such Participant would otherwise receive such payment, dividend, or distribution in respect of any Class A Ordinary Shares received in exchange for the Exchanged Participation Interest. For the avoidance of doubt, to the extent that any payment, distribution, adjustment, or consideration has been applied to the Participant’s entire Participation Percentage in connection with an event pursuant to this Agreement, such Participant shall not receive, nor be entitled to receive, any payment, distribution, adjustment, or consideration with respect to the same event under any circumstances, including in case of an Exchange. In the event that a Participant receives any payment, distribution, or adjustment with respect to the same event in breach of the provisions of this Section 3.3, Newco and the Company reserves its right to set-off against such Participant’s payment, distribution, adjustment, or consideration.

Section 3.4 Adjusted Class A Ordinary Shares Amount. With respect to any Exchanging Participant in an Exchange, if the effectiveness of such Exchange occurs after the record date for an Adjustment Event and prior to such Adjustment Event, (A) if the Adjusted Class A Ordinary Shares Amount is greater than the Class A Ordinary Share Amount, the Company shall issue to such Exchanging Participants the excess of the Adjusted Class A Ordinary Share Amount over the Class A Ordinary Shares Amount, and (B) if the Class A Ordinary Shares Amount is greater than the Adjusted Class A Ordinary Share Amount, such Exchanging Participant shall surrender, for no consideration, the excess of the Class A Ordinary Share Amount over the Adjusted Class A Ordinary Shares Amount.

ARTICLE IV

RIGHTS RELATING TO CERTAIN ISSUANCES AFFECTING PARTICIPATION

Section 4.1 Rights Relating to Certain Issuances Affecting Participation. If the Company proposes to offer Equity Securities for subscription (other than issuances in connection with a public offering, under any Equity Plan or “assured entitlement” arrangements pursuant to Practice Note 15 of the Listing Rules of The Stock Exchange of Hong Kong Limited (as it may be amended from time to time)) solely or primarily to Melco or any of its Affiliates, Newco hereby grants to each Participant the right, subject to and in accordance with the provisions of this Article IV, to maintain its Participation Percentage based on such Participant’s pro rata share of such Equity Securities that are offered to Melco and/or its Affiliates. A Participant’s pro rata share shall be equal to the fraction, the numerator of which shall be the number of Class A Ordinary Shares that such Participant would be entitled to receive pursuant to the terms of this Agreement if such Participant exercised its Exchange Rights with respect to all of such Participant’s Participation Interests pursuant to Section 3.1(a), and the denominator of which shall be the sum of (i) the number of issued and outstanding Class A Ordinary Shares held by Melco and its Affiliates (excluding the Company and its Subsidiaries), (ii) the number of Exchange Shares (as defined in the Company Shareholders Agreement) held by all Entitled Minority Shareholders (as defined in the Company Shareholders Agreement), and (iii) the number of Class A Ordinary Shares issuable if all Participants exercised their Exchange Rights with respect to the entirety of the remaining Participation Interests (such fraction, the “Pro Rata Share”). If the Company proposes to undertake an issuance of Equity Securities to which the rights under this Article IV apply, Newco shall give written notice to each Participant of the proposed issuance, describing the type of Equity Securities, the cash price per Equity Security, the number of Equity Securities, and the general terms upon which the Company proposes to issue the same (an “Offer”).

Section 4.2 Offer Notice. Newco shall make the Offer to each Participant by giving a notice in writing (an “Offer Notice”) to each Participant specifying:

(a) the total number of Equity Securities proposed to be issued to Melco and/or its Affiliates;

(b) the number of Equity Securities the Participant would have been entitled to subscribe for (up to its Pro Rata Share of the aggregate of all Equity Securities to be issued to Melco and its Affiliates) if such Participant had exercised its Exchange Rights with respect to all of its Participation Interests as if the Participant held pre-emptive rights from the Company that correspond to the pre-emptive rights set forth under this Article IV (the “Notional Equity Securities”); and

(c) the terms of issue of the Equity Securities (including the issue price which shall be the same price for all of the Equity Securities being offered) and Newco shall provide such Offer Notice as soon as reasonably practicable (but not less than fifteen (15) business days) prior to the date of the closing of the issue of the Equity Securities; provided that if Newco determines that such advance notice is not practical under the circumstances, Newco may provide notice as soon as practicable after such closing.

Section 4.3 Response to Offer. Within fifteen (15) business days after the date the Offer Notice is deemed given in accordance with Section 7.2, each Participant shall give notice to Newco stating that such Participant accepts all or any portion of the Notional Equity Securities offered to it in the Offer Notice or declines the Offer in full.

Section 4.4 Failure to Respond. If a Participant does not give notice to Newco within the period stated in Section 4.3, the Participant shall be deemed to have declined the Offer in full.

Section 4.5 Payment by Accepting Participants. If a Participant accepts all or any portion of the Notional Equity Securities offered to such Participant in the Offer, upon the closing of the issuance of the Equity Securities as specified in the Offer Notice, such Participant shall pay to Newco an amount in cash (in U.S. dollars) equal to the aggregate purchase price for the number of Notional Equity Securities specified in its notice of acceptance of its Offer on the terms specified in the Offer Notice. If a Participant fails to make a timely payment of such aggregate purchase price in full for the number of Notional Equity Securities specified in its notice of acceptance of its Offer in accordance with the terms specified in the Offer Notice, such Participant shall be deemed to have declined the Offer.

Section 4.6 Adjustments to Participation Percentage. Upon the issuance and sale of the Equity Securities that constitute Class A Ordinary Shares by the Company and the timely payment by a Participant of the amounts payable to Newco pursuant to Section 4.5 in full, such Participant’s Participation Percentage shall be adjusted to equal the quotient (expressed as a percentage) of (x) the number of Class A Ordinary Shares that such Participant would be entitled to receive pursuant to the terms of this Agreement if, immediately after such issuance and sale of Equity Securities, such Participant were to exercise its Exchange Rights in accordance with the terms of this Agreement with respect to the entirety of its Participation Interest (determined after giving effect to this Article IV) divided by (y) the number of Class A Ordinary Shares issued and outstanding immediately after such issuance and sale of Equity Securities, which, for the avoidance of doubt, shall not include any Class A Ordinary Shares that Participants would be entitled to receive pursuant to the exercise of Exchange Rights described in clause (x) of this Section 4.6. Upon the issuance and sale of the Equity Securities that do not constitute Class A Ordinary Shares by the Company and the payment by a Participant of the amounts payable to Newco pursuant to Section 4.5, such Participant shall be granted a participation right corresponding thereto similar to that granted pursuant to this Agreement, mutatis mutandis.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of Newco. Newco represents and warrants that (i) it is a business company duly incorporated and existing in good standing under the laws of its jurisdiction of organization; (ii) it has all requisite corporate power and authority to enter into and perform its respective obligations under this Agreement and to consummate the transactions contemplated hereby, including causing the delivery of the Class A Ordinary Shares in accordance with the terms hereof; (iii) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby, including causing the delivery of the Class A Ordinary Shares, have been duly authorized by all necessary corporate action on its part; and (iv) this Agreement constitutes a legal, valid, and binding obligation of Newco enforceable against Newco in accordance with its terms.

Section 5.2 Representations and Warranties of the Pre-Migration Company . The Pre-Migration Company represents and warrants that (i) it is an exempted company duly incorporated and is existing in good standing under the laws of its jurisdiction of organization; (ii) it has all requisite corporate power and authority to enter into and perform its respective obligations under this Agreement and to consummate the transactions contemplated hereby, including the issuance of the Class A Ordinary Shares in accordance with the terms hereof; (iii) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby, including the issuance of the Class A Ordinary Shares, have been duly authorized by all necessary corporate action on its part; and (iv) this Agreement constitutes a legal, valid, and binding obligation of the Pre-Migration Company enforceable against the Pre-Migration Company in accordance with its terms. The Pre-Migration Company represents and warrants that it has reserved for issuance, solely for the purpose of issuance upon an Exchange, the maximum number of Class A Ordinary Shares as may be deliverable from time to time by Newco to Participants upon exchange of all outstanding Participation Interests.

Section 5.3 Representations and Warranties of the Participants. Each Participant, severally and not jointly, represents and warrants that (i) it is duly organized, as applicable, and, to the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction; (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby; (iii) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Participant; and (iv) this Agreement constitutes a legal, valid, and binding obligation of such Participant enforceable against such Participant in accordance with its terms.

ARTICLE VI

COVENANTS

Section 6.1 Covenants of the Company and the Pre-Migration Company.

(a) The Company irrevocably covenants to (i) contribute to Newco: (A) all proceeds (net of any underwriting fees, discounts, and selling commissions, or similar fees or related expenses and costs) received by the Company from the issuance or sale of Equity Securities of the Company, including the net proceeds from the issuance of Equity Securities upon the exercise of equity compensation or the deposit of Equity Securities with a depositary in connection with such equity compensation and (B) all assets acquired by the Company after the date of this Agreement, whether acquired for cash or Equity Securities of the Company (such contributions in clauses (A) and (B), a “Mandatory Contribution”); and (ii) transfer to Newco all proceeds received by the Company from any indebtedness for borrowed money (net of any underwriting fees, discounts, and selling commissions, or similar fees or related expenses and costs), in which event Newco shall issue to the Company an intercompany note equal in principal amount to such indebtedness and otherwise on the same terms as such indebtedness.

(b) The Company irrevocably covenants that the Company shall at all times own all of the issued and outstanding Newco Shares and that the Company shall not own the capital stock, shares, or equity interests of any other Person or any other assets not permitted hereby.

(c) The Pre-Migration Company covenants that, upon the Continuation taking effect, the Company (i) will be an exempted company duly incorporated and will be existing in good standing under the laws of the Cayman Islands; (ii) will have all requisite corporate power and authority to perform its respective obligations under this Agreement and to consummate the transactions contemplated hereby, including the issuance of the Class A Ordinary Shares in accordance with the terms hereof; (iii) the consummation by it of the transactions contemplated hereby, including the issuance of the Class A Ordinary Shares, will have been duly authorized by all necessary corporate action on its part; and (iv) this Agreement will constitute a legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms.

(d) If there has been any change in the number of Class A Ordinary Shares or Class B Ordinary Shares issued and outstanding in any given calendar month, the Company shall deliver a certified copy of the register of members within ten (10) business days following the end of such month, showing such change.

(e) The Company irrevocably covenants not to cause or initiate a voluntary liquidation, dissolution, or winding up of Newco; provided that the Company may cause or initiate a voluntary liquidation, dissolution, or winding up of Newco if, substantially concurrently with such liquidation, dissolution, or winding up, the Company is also liquidated, dissolved, or wound-up.

Section 6.2 Covenants of Newco.

(a) Newco irrevocably covenants that Newco shall issue to the Company a number of Newco Shares corresponding to the number of Equity Securities issued by the Company in respect of a Mandatory Contribution; provided that, in the event that any of such Equity Securities issued by the Company are securities convertible into or exchangeable or exercisable for Equity Securities of the Company (including Distributed Rights but excluding any option issued in connection with any Equity Plan), Newco shall, with respect to such convertible, exchangeable, or exercisable securities, issue to the Company a like amount and type of convertible, exchangeable, or exercisable securities (“Corresponding Securities”) that shall convert into or be exchanged or exercised for Equity Securities of Newco at the time(s) and in such number(s) as the applicable securities of the Company shall then convert or be exchanged into.

(b) Other than with respect to Corresponding Securities issued in accordance with Section 6.2(a), Newco irrevocably covenants that Newco shall not issue Equity Securities, share equivalents, or any other classes of shares other than the Newco Shares, and that Newco shall not issue any Newco Shares to any Person other than the Company.

(c) Newco irrevocably covenants not to effect any purchase, redemption, cancellation, surrender, or otherwise acquire for value any Newco Shares (a “Newco Repurchase”) unless the Company uses the net proceeds of such Newco Repurchase solely to purchase, redeem, cancel, surrender, or otherwise acquire the same number of Class A Ordinary Shares (including by acquiring a corresponding number of ADSs) (i) from holders of the Class A Ordinary Shares or ADSs who are Third Parties, (ii) through open-market purchases of ADSs, or (iii) from Affiliates of the Company provided that the terms of such purchase, redemption, cancellation, surrender, or other acquisition from such Affiliates are approved by the members of the board of directors of the Company who are disinterested in such transaction.

(d) Newco irrevocably covenants that it and its subsidiaries shall not, directly or indirectly, lend, advance funds, issue debt securities, or otherwise extend credit to, or purchase any securities of, the Predecessor Company or the Company; provided that Newco may provide guarantees of indebtedness for borrowed money of the Company; provided, further, that this covenant shall not prohibit the Company from recording as an intercompany loan the amount of any fees or expenses of the Company paid by Newco.

(e) Newco irrevocably covenants that it shall pay all fees and expenses owed by the Company, including pursuant to Section 6.4, unless otherwise directed by the Company.

Section 6.3 Covenants of the Company and Newco.

(a) Each of Newco and the Company irrevocably covenants that, for as long as this Agreement is in effect, it shall not:

(i) amend the following provisions of the (x) Memorandum and Articles of Association of Newco and (y) Articles of Association of Newco, registered on [●], 2018 (together, the “Newco Charter”):

(1) [Paragraphs 15 and 21 of the Memorandum of Association of Newco; and

(2) Articles 9, 19, 116, and 156 of the Articles of Association of Newco,]1

(ii) amend the Newco Charter in a manner that adversely affects the rights of a Participant to receive payments pursuant to this Agreement, a Participant’s Exchange Rights, or the Class A Ordinary Shares Amount issuable upon exercise thereof or any related definitions; or

(iii) amend any provision in the Newco Charter otherwise protecting the rights set forth in subsections (i) and (ii) above.

(b) The Company and Newco irrevocably covenant not to cause or initiate any capital reorganization of Newco or any redesignation, reclassification, or recapitalization of the Newco Shares; provided that the Company or Newco may cause or initiate such a capital reorganization of Newco or reclassification or recapitalization of the Newco Shares if, substantially concurrently therewith, a corresponding capital reorganization of the Company or reclassification or recapitalization of the Company’s Class A Ordinary Shares occurs, as applicable.

(c) Upon a capital reorganization of Newco or any reclassification or recapitalization of the Newco Shares; each of the Company and Newco irrevocably covenant that they shall cause a corresponding capital reorganization of the Company or reclassification or recapitalization of the Company’s Class A Ordinary Shares, as applicable.

(d) If this Agreement is found to be inconsistent or in conflict with the Newco Charter, the Company and Newco irrevocably covenant that they shall procure an amendment to the Newco Charter such that the Newco Charter, as amended, is neither inconsistent nor in conflict with this Agreement.

Section 6.4 Covenants of Newco, the Company, and the Participants. In consideration of Newco receiving all of the assets of the Company (and assuming all of the Company’s liabilities) (other than, in each case, as specifically provided for in the Transfer Agreement) as set forth in the Transfer Agreement and because Newco is and will continue to be a wholly owned Subsidiary of the Company, the ADSs of which will, upon the completion of the IPO, be publicly traded, the parties hereto acknowledge and agree, that Newco will pay all fees and expenses incurred by the Company and that it shall bear or, as necessary, reimburse the Company for any reasonable out-of-pocket expenses incurred by the Company, including all fees, expenses, and costs of the Company being a public company (including public reporting obligations, proxy statements, shareholder meetings, stock exchange fees, transfer agent fees, SEC and FINRA filing fees and offering expenses) and maintaining its corporate existence, and the share based compensation costs in relation to any Equity Plans. In the event that (i) shares of Class A Ordinary Shares were sold to underwriters in the IPO of the Company or are sold to underwriters in any public offering after the IPO, in each case, at a price per share that is lower than the price per share for which such shares of Class A Ordinary Shares are sold to the public in such public offering after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (such difference, the “Discount”) and (ii) the net proceeds from such public offering are used to fund the cash contributed to Newco, Newco shall reimburse the Company for such Discount by treating such Discount as additional cash contributed by the Company to Newco, and increasing the Company’s capital account by the amount of such Discount. To the extent practicable, expenses incurred by the Company that are the subject of this Section 6.4 shall be billed directly to and paid by Newco.

[1]	NTD: Cross-references to be updated following filing of Newco Charter.

Section 6.5 Covenants of the Participants. Each Participant acknowledges and agrees that the sum of the number of (a) Participants under this Agreement and (b) Minority Shareholders (as defined in the Company Shareholders Agreement) that are not Participants under this Agreement shall not exceed twenty-five (25) at any time, and that any Transfer or request for Transfer in violation of this Section 6.5 or Section 7.1 shall be null and void.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Additional Participants and Excluded Lien.

(a) Subject to Section 6.5, a Participant shall have the right to Transfer, at any time, all or any portion of the Participation Interest (and the related rights hereunder) and Corresponding Class B Ordinary Shares held by such Participant to such Participant’s Permitted Transferees subject to the following conditions: (i) the Transfer will not violate registration requirements under any federal or state securities laws; (ii) such Participant has obtained all required authorizations, if any, from each relevant Governmental Authority (x) having jurisdiction over the Company or its Subsidiaries or (y) that regulates the Gaming License; (iii) the Transfer is not made to any Person who lacks the legal right, power, or capacity to own such Participation Interest in Newco; (iv) the Transfer will not cause any portion of the assets of Newco to become “plan assets” of any “benefit plan investor” within the meaning of regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended from time to time; (v) the Transfer will not result in Newco being subject to the Investment Company Act of 1940, as amended; (vi) except for any Transfer that would not be prohibited under the Lock-up Agreement, the Transfer is not made prior to the expiration of the Lock-Out Period; (vii) the transferor also Transfers to the same Permitted Transferee the Corresponding Class B Ordinary Shares Amount (in accordance with all required authorizations, if any, from each relevant Governmental Authority (x) having jurisdiction over the Company or its Subsidiaries or (y) that regulates the Gaming License); (viii) the Transferee shall have executed and delivered to Newco, and the transferring Participant shall have acknowledged and confirmed, a joinder to this Agreement substantially in the form of Exhibit B hereto (the “Joinder Agreement”); (ix) the Participation Interest being so Transferred must be no less than the Minimum Exchange Participation Interest; (x) the transferring Participant shall have promptly delivered notice to Newco, the Company, and the other Participants of such Permitted Transferee’s execution of a Joinder Agreement; and (xi) such Transfer would not result in a violation of Section 6.5 and, upon the receipt by Newco and the Company of the copy of Joinder Agreement fully and validly executed by such Permitted Transferee (and acknowledged and confirmed by the transferring Participant), such Permitted Transferee shall become a Participant hereunder. Except as set forth in this Section 7.1, a Participant may not assign or Transfer any of its rights or obligations under this Agreement or any Class B Ordinary Shares and each Participant hereby acknowledges and agrees that any Transfer or request for Transfer in violation of this Section 7.1 shall be null and void.

(b) New Cotai shall have the right to grant Excluded Lien, at any time, with respect to all or any portion of the Participation Interest and Corresponding Class B Ordinary Shares held by New Cotai subject to the following conditions: (i) such grant of Excluded Lien will not violate registration requirements under any federal or state securities laws; (ii) New Cotai (and, if applicable, the representative or agent (including a trustee, collateral agent or security agent) or any lender of New Cotai Debt) has obtained all required authorizations, if any, from each relevant Governmental Authority (x) having jurisdiction over the Company or its Subsidiaries or (y) that regulates the Gaming License; (iii) such Excluded Lien is not made for the benefit of any Person who lacks the legal right, power, or capacity to have the rights granted to such Person under such Excluded Lien with respect to New Cotai’s Participation Interest or, if applicable, Corresponding Class B Shares; (iv) such Excluded Lien will not cause any portion of the assets of Newco to become “plan assets” of any “benefit plan investor” within the meaning of regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended from time to time; (v) such Excluded Lien will not result in Newco being subject to the Investment Company Act of 1940, as amended; (vi) except for any Excluded Lien that would not be prohibited under the Lock-up Agreement, such Excluded Lien is not made prior to the expiration of the Lock-Out Period; (vii) in the event that such Excluded Lien also applies to the Corresponding Class B Ordinary Shares Amount, such Excluded Lien must be made in accordance with all required authorizations, if any, from each relevant Governmental Authority (x) having jurisdiction over the Company or its Subsidiaries or (y) that regulates the Gaming License); (viii) New Cotai shall have promptly delivered a notice to Newco and the Company of the creation of such Excluded Lien and a complete and full copy of the executed agreements and other documentation granting such Excluded Lien, which must include (A) an acknowledgement by the representative or agent (including a trustee, collateral agent or security agent) or the lenders of New Cotai Debt, as the case may be, (1) that, pursuant to the terms of this Agreement, such representative or agent (including a trustee, collateral agent or security agent) or lenders, as the case may be, is not entitled, at any time, to take possession of any Participation Interest or Corresponding Class B Ordinary Shares (except, if applicable, for the limited purpose of effecting the Mandatory Exchange following an Enforcement of Excluded Lien), and (2) of the Mandatory Exchange provisions relating to any Enforcement of Excluded Lien under Section 3.1(e) and Excluded Lien provisions under this Section 7.1(b) of this Agreement; (B) an undertaking by each of New Cotai and the representative or agent (including a trustee, collateral agent or security agent) or the lenders of New Cotai Debt, as the case may be, to provide a written notice to Newco and the Company (1) promptly upon any Commencement of Enforcement and (2) in case of any Enforcement of Excluded Lien, at least five (5) business days prior to such Enforcement of Excluded Lien and (C) an undertaking by the representative or agent (including a trustee, collateral agent or security agent) or the lenders of New Cotai Debt, as the case may be, to not proceed with an Enforcement of Excluded Lien until at least five (5) business days after the notice with respect to Enforcement of Excluded Lien provided in clause (B) is given; and (ix) in the event of any change or amendment to the Excluded Lien or the relevant executed document, New Cotai shall promptly deliver a copy of such change or amendment to Newco and the Company. In the event of any Commencement of Enforcement or Enforcement of Excluded Lien, New Cotai shall promptly, and in any event within three (3) business days of such Commencement of Enforcement and, to the extent practicable, at least five (5) business prior to such Enforcement of Excluded Lien (and if not practicable, as soon as practicable), as the case may be, provide a notice to Newco and the Company of the Commencement of Enforcement or Enforcement of Excluded Lien, as the case may be, and copies of all relevant documentation with respect to the Commencement of Enforcement or Enforcement of Excluded Lien, as the case may be. Except as set forth in this Section 7.1(b), New Cotai may not grant any Excluded Lien and no Excluded Lien may subsist, for the purposes of this Agreement, in violation of this Section 7.1(b). For the avoidance of doubt, none of the representative or agent (including a trustee, collateral agent or security agent) or any lender in connection with any Excluded Lien will, at any time, be a Participant under this Agreement nor have any rights under this Agreement, except for the right to receive the Class A Ordinary Shares Amount, if any, in case of a Mandatory Exchange following an Enforcement of Excluded Lien.

Section 7.2 Addresses and Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be given by delivery in person, by courier service, by fax (delivery receipt requested), by electronic mail, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 7.2):

(a)	If to Newco, to:

MSC Cotai Limited

c/o Studio City International Holdings Limited at its address set out herein for delivery of notices

Fax:              +852-2537-3618

E-mail:          comsec@sc-macau.com

Attention:      Company Secretary

With a copy to:

Latham & Watkins

18th Floor, One Exchange Square

8 Connaught Place, Central

Hong Kong

Fax:              +852-2912-2600

E-mail:          Helena.Kim@lw.com

Attention:      Ji-Hyun Helena Kim

(b)	If to the Company, to:

Studio City International Holdings Limited

36/F, The Centrium

60 Wyndham Street

Central

Hong Kong

Fax:              +852-2537-3618

E-mail:          comsec@sc-macau.com

Attention:      Company Secretary

With a copy to:

Latham & Watkins

18th Floor, One Exchange Square

8 Connaught Place, Central

Hong Kong

Fax:              +852-2912-2600

E-mail:          Helena.Kim@lw.com

Attention:      Ji-Hyun Helena Kim

(c)	If to New Cotai, to:

New Cotai, LLC

c/o New Cotai Holdings, LLC

Two Greenwich Plaza

Greenwich, Connecticut 06830

United States of America

Fax:              +1-203-542-4133

E-mail:          tlavelle@silverpointcapital.com

Attention:      Timothy Lavelle

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, CA 90071-3144

Fax:              +1 213 621 5288

E-mail:          Jeffrey.Cohen@skadden.com

Attention:      Jeffrey H. Cohen, Esq.

(d) If to any other Participant, to the address and other contact information set forth in the records of Newco or the Company from time to time.

(e) All notices, requests, claims, demands, and other communications hereunder is deemed given (i) if by delivery in person, by courier service, or by electronic mail, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation, (ii) if by fax, when the sender’s fax machine produces a report that the fax was sent in full to the addressee, and (iii) if by registered or certified mail, five days after being sent; provided that if any communication is given (x) after 5:00 pm in the place of receipt or (b) on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt, it shall be deemed as having been given at 9:00 am on the next day which is not a Saturday, Sunday or bank or public holiday or (in the case of Hong Kong) general holiday in such place.

Section 7.3 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 7.4 Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their respective successors, executors, administrators, heirs, legal representatives, and permitted assigns; provided, however, neither this Agreement nor any rights or obligations hereunder may be assigned by the Company or Newco, and no rights or obligations of any Participant may be assigned and no Participation Interest of any Participant may be Transferred to any Person other than a Permitted Transferee in compliance and satisfaction of Section 7.1(a), in which event such transferring Participant shall promptly deliver notice of such proposed Transfer to Newco, the Company, and the other Participants.

Section 7.5 Severability. If any term or other provision of this Agreement is held to be invalid, illegal, or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 7.6 Amendment. The provisions of this Agreement may be amended, modified, altered, or supplemented only by a written instrument signed by the Company, Newco, and the Participants Representative.

Section 7.7 Termination of Agreement. This Agreement shall terminate and have no further force and effect upon the earlier of (a) the Mandatory Exchange related to a Termination Event being consummated and (b) no Participation Interest being outstanding (or Total Participation Percentage being zero); provided that (i) Sections 2.2(a), 2.2(b), 2.5(a)(i), 2.5(b), 2.5(c), and 2.5(d) shall survive the termination of this Agreement until (x) Newco has fulfilled all of its obligations thereunder with respect to payments and distributions, and providing notices, to the Participants and (y) the parties hereto have had an opportunity, to the extent provided under this Agreement, to object to, and resolve any disputes with respect to, any calculations pursuant to such sections, and (ii) Section 3.4 shall survive the termination of this Agreement until all Class A Ordinary Shares required to be delivered thereunder have been delivered in accordance therewith Section 3.4 or upon a determination by Newco that no such Class A Ordinary Shares are required to be so delivered; provided, further, that, for so long as any provision of this Agreement survives the termination of this Agreement pursuant to clause (i) or (ii) above, this Article VII (other than Section 7.1) shall also survive the termination of this Agreement.

Section 7.8 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 7.9 Tax Side Letter. Pursuant to Section 1.1(c) of the Implementation Agreement, the Pre-Migration Company, Newco, and New Cotai shall, contemporaneously with the execution and delivery of this Agreement, execute and deliver a side letter with respect to certain United States federal, state, and local Tax matters (the “Tax Side Letter”). Each and every provision of the Tax Side Letter is hereby incorporated into and made a part of this Agreement as if set forth in full herein, and this Agreement and the Tax Side Letter shall be taken together and read and construed as one and the same agreement.

Section 7.10 Dispute; Submission to Jurisdiction.

(a) Except for disputes pursuant to Section 2.5 for which the procedures to resolve disputes are set forth therein, if a dispute (a “Dispute”) arises out of or relates to this Agreement (including any dispute as to the existence, breach, or termination of this Agreement or as to any claim in tort, in equity, or pursuant to any statute), a party to this Agreement may only commence arbitration proceedings relating to the Dispute if the procedures set out in Sections 7.10(b) to 7.10(h) have been fulfilled.

(b) A party to this Agreement claiming the Dispute has arisen under or in relation to this Agreement must give written notice (a “Dispute Notice”) to the other parties to the Dispute specifying the nature of the Dispute.

(c) On receipt of the Dispute Notice by the other parties, all the parties to the Dispute (the “Disputing Parties”) must endeavor in good faith to resolve the Dispute expeditiously using informal dispute resolution techniques, such as mediation, expert evaluation, or determination or similar techniques agreed by them.

(d) If the Disputing Parties do not resolve the Dispute within twenty (20) days of receipt of the Dispute Notice, the Dispute shall be determined by way of arbitration in accordance with the ICC Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”) in force on the date when the request for arbitration is submitted in accordance with these rules.

(e) The number of arbitrators shall be three and the nationality, domicile, or residence of the chairman of the arbitral tribunal shall not be the United States, China, Hong Kong, or Macau. Each party shall nominate in the Request (as defined in the ICC Rules) and the Answer (as defined in the ICC Rules), respectively, one arbitrator for confirmation. If a party fails to nominate an arbitrator, the appointment shall be made by the ICC Court. The two arbitrators so appointed shall nominate a third arbitrator who shall act as the presiding arbitrator of the arbitral tribunal. Failing such designation within 30 days from the confirmation of the second arbitrator, ICC Court shall appoint the presiding arbitrator.

(f) The arbitral proceedings shall be conducted in the English language and the place of arbitration shall be Hong Kong.

(g) By agreeing to arbitration pursuant to Section 7.10(d), the parties do not intend to deprive any court of its jurisdiction to issue an interim injunction or other interim relief in aid of the arbitration proceedings or enforce such arbitration decision of an arbitral tribunal or any arbitral award (including any relief for specific performance or injunctive relief), provided that the parties agree that they may seek only such relief as is consistent with their agreement to resolve the Dispute by way of arbitration. Without prejudice to such relief that may be granted by a national court, the arbitral tribunal shall have full authority to grant interim or provisional remedies or to order a party to seek modification or vacation of the relief granted by a national court. For purposes of this Section 7.10(g), the parties irrevocably and unconditionally submit to the non-exclusive jurisdiction of Hong Kong and any courts which have jurisdiction to hear appeals from those courts and waive any right to object to any proceedings being brought in those courts.

(h) Any dispute that arises under this Agreement must be resolved in accordance with this Section 7.10.

Section 7.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 7.11.

Section 7.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.13 Independent Nature of Participants’ Rights and Obligations. The obligations of each Participant hereunder are several and not joint with the obligations of any other Participant, and no Participant shall be responsible in any way for the performance of the obligations of any other Participant hereunder. The decision of each Participant to enter into this Agreement has been made by such Participant independently of any other Participant. Nothing contained herein, and no action taken by any Participant pursuant hereto, shall be deemed to constitute the Participants as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Participants are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

Section 7.14 Participants Representative. If, at any time, there is more than one Participant, the Participants, by executing a Joinder Agreement, hereby designate and appoint the Participants Representative on behalf of the Participants. If any provision of this Agreement requires the decision, action, or consent of the Participants or notice to be delivered to the Participants, the Participants Representative shall have the authority to make any such decision, take any such action, grant any consents, or receive such notices on behalf of the Participants under this Agreement; provided, however, that the Participants Representative shall not be entitled to act on behalf of the Participants with respect to the provisions of Article IV. Newco and the Company shall be entitled to deal exclusively with the Participants Representative, and the decision, action or consent or waiver of the Participants Representative shall be determinative. Newco and the Company shall be entitled to rely upon the Participants Representative’s decision, action or consent or waiver on behalf of the Participants.

Section 7.15 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction.

Section 7.16 Acknowledgement and Agreement. Each of the Company and Newco agrees and acknowledges that the Participation Agreement establishes Participation Interests, provides enforceable rights against each of the Company and Newco and is being entered into for due consideration and corporate benefit.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first set forth above.

STUDIO CITY INTERNATIONAL HOLDINGS LIMITED

By:
Name:
Title:

MSC COTAI LIMITED

By:
Name:
Title:

NEW COTAI, LLC

By:
Name:
Title:

[Signature Page to Participation Agreement]

EXHIBIT A

[FORM OF]

EXCHANGE NOTICE

MSC Cotai Limited

c/o Studio City International Holdings Limited

36/F, The Centrium

60 Wyndham Street

Central

Hong Kong

Attention:          Company Secretary

Reference is hereby made to the Participation Agreement, dated as of [●], 2018 (the “Agreement”), among Studio City International Holdings Limited, a business company limited by shares incorporated in the British Virgin Islands (the “Pre-Migration Company” and, following the proposed continuation (redomiciling) of the Pre-Migration Company as an exempted company with limited liability under the laws of the Cayman Islands, the “Company”), MSC Cotai Limited, a business company limited by shares incorporated in the British Virgin Islands with limited liability (“Newco”), and New Cotai, LLC, a Delaware limited liability company (“New Cotai”). Any capitalized term used but not defined herein shall have the meaning given to it in the Agreement.

The undersigned Participant hereby transfers to Newco the Exchanged Participation Interest set forth below in Exchange and hereby surrenders for cancellation the Corresponding Class B Shares Amount for Class A Ordinary Shares to be issued in its name as set forth below, in accordance with the terms of the Agreement.

Legal name of Participant:

Address:

E-mail:

Pre-Exchange Participation Interest owned:

Please fill in either A or B but not both. Please fill in both blanks of whichever A or B you select.

A. Exchanged Participation Interest (If you choose to complete A, please fill in both blanks below and DO NOT complete B.)

Exchanged Participation Interest

Participation Interest owned post-exchange (Amount should equal the difference of subtracting the Exchanged Participation Interest from pre-Exchange Participation Interest owned)

B. Percentage of Pre-Exchange Participation Interest Being Exchanged (If you choose to complete B (instead of A), please fill in both blanks below and DO NOT complete A.)

Percentage of Pre-Exchange Participation Interest being exchanged (i.e., X % of your Pre-Exchange Participation Interest)

Percentage of Pre-Exchange Participation Interest not being exchanged (i.e., 100% less the percentage of your Pre-Exchange Participation Interest being exchanged )

Account number:

Legal name of account holder:

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Exchange Notice and to perform the undersigned’s obligations hereunder; (ii) this Exchange Notice has been duly executed and delivered by the undersigned and is the legal, valid, and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be; (iii) the Exchanged Participation Interest and the Corresponding Class B Shares Amount subject to this Exchange Notice are being transferred to Newco free and clear of any pledges, liens, security interests, encumbrances, rights of first refusal, equities, claims and the like; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Exchanged Participation Interest subject to this Exchange Notice is required to be obtained by the undersigned for the transfer of the Exchanged Participation Interest to Newco.

The undersigned hereby further represents and warrants that (i) the undersigned is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D (“Regulation D”) to the Securities Act of 1933, as amended (the “Securities Act”), and the undersigned has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D; (ii) the undersigned is acquiring the Class A Ordinary Shares for the undersigned’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof; (iii) the undersigned understands that the Class A Ordinary Shares are being conveyed to the undersigned in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that Newco and the Company are relying upon the truth and accuracy of, and the undersigned’s compliance with, the representations and warranties of the undersigned set forth herein in order to determine the availability of such exemptions and the eligibility of the undersigned to receive such Class A Ordinary Shares; (iv) the undersigned understands that its investment in the Class A Ordinary Shares involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Class A Ordinary Shares; (v) the undersigned understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Class A Ordinary Shares or the fairness or suitability of the investment in the Class A Ordinary Shares by the undersigned nor have such authorities passed upon or endorsed the merits of the offering of the Class A Ordinary Shares; (vi) the undersigned understands that: (a) the Class A Ordinary Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Class A Ordinary Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; (vii) the undersigned has such knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of an investment in the Class A Ordinary Shares and is able to bear the economic risk of an investment in the Class A Ordinary Shares in the amount contemplated hereunder for an indefinite period of time; (viii) the undersigned has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Class A Ordinary Shares; and (ix) the undersigned can afford a complete loss of its investment in the Class A Ordinary Shares.

CC:	Studio City International Holdings Limited

36/F, The Centrium

60 Wyndham Street

Central

Hong Kong

Attention:          Company Secretary

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Exchange Notice to be executed and delivered by the undersigned or by its duly authorized attorney.

Name

Dated:

EXHIBIT B

[FORM OF]

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to (i) the Participation Agreement, dated as of [●], 2018 (the “Agreement”), among Studio City International Holdings Limited, a business company limited by shares incorporated in the British Virgin Islands (the “Pre-Migration Company” and, following the proposed continuation (redomiciling) of the Pre-Migration Company as an exempted company with limited liability under the laws of the Cayman Islands, the “Company”), MSC Cotai Limited, a business company limited by shares incorporated in the British Virgin Islands (“Newco”), and New Cotai, LLC, a Delaware limited liability company (“New Cotai”) and (ii) the Tax Side Letter, dated as of [●], 2018 (the “Tax Side Letter”), among the Pre-Migration Company, Newco, and New Cotai. Any capitalized term used but not defined in this Joinder Agreement shall have the meaning given to it in the Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction. In the event of any conflict between this Joinder Agreement and the Agreement or the Tax Side Letter, the terms of this Joinder Agreement shall control.

The undersigned, having acquired the Participation Interest and the Corresponding Class B Ordinary Shares, as set out below, represents that it has obtained all required authorizations, if any, from each relevant Governmental Authority (x) having jurisdiction over the Company or its Subsidiaries or (y) that regulates the Gaming License, for such acquisition, and hereby joins and enters into the Agreement and the Tax Side Letter. By signing and returning this Joinder Agreement to Newco and the Company, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Participant contained in the Agreement and the Tax Side Letter, with all attendant rights, duties and obligations of a Participant thereunder, (ii) makes each of the representations and warranties of a Participant set forth in Section 5.3 of the Agreement as fully as if such representations and warranties were set forth herein and (iii) represents and warrants that it is a Permitted Transferee as defined in the Agreement. The parties to the Agreement and the Tax Side Letter shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement and the Tax Side Letter by the undersigned and, upon receipt of this Joinder Agreement by Newco and the Company, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement and the Tax Side Letter.

B-1

Transferor:

Transferee:

Participation Interest Transferred by Transferor to Transferee:

Participation Interest owned by Transferor post-Transfer (Amount should equal the difference of subtracting the transferred Participation Interest from pre-transfer Participation Interest owned by Transferee):

Participation Interest owned by Transferee post-Transfer:

Corresponding Class B Ordinary Shares Amount (as defined in the Agreement):

Legal Name of Transferee:

Transferee’s Address for Notices:	With copies to:

Transferee’s E-mail for Notices	E-mail for Notices

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed as of the date first set forth above.

TRANSFEREE
NAME:

By:
Name:
Title:

Acknowledged and confirmed by:

TRANSFEROR
NAME:

By:
Name:
Title:

B-2